SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PHARMERICA CORPORATION

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PHARMERICA CORPORATION

1901 Campus Place

Louisville, KY 40299

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD June 17, 2014

PharMerica Corporation’s Annual Meeting of Stockholders will be held on June 17, 2014, at 9:00 a.m. local time. We will meet at The Marriott Louisville located at 280 West Jefferson Street, Louisville, Kentucky 40202 (the “Annual Meeting”). If you owned common stock at the close of business on April 21, 2014, you may vote at the Annual Meeting or any adjournments or postponements thereof. At the Annual Meeting, we plan to:

1.	elect the nine directors named in the accompanying proxy statement for a term to expire at the Annual Meeting of Stockholders in 2015;

2.	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	take an advisory vote to approve the compensation paid to the Company’s named executive officers (“Say on Pay”); and

4.	transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other proposals for the Annual Meeting.

It is important that your common stock be represented at the Annual Meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 17, 2014

The Proxy Statement and 2013 Annual Report to Stockholders are available at www.pharmerica.com/proxy.

On behalf of the Board of Directors of PharMerica Corporation,

GREGORY S. WEISHAR Chief Executive Officer

Louisville, Kentucky

April 30, 2014

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED

PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED

AT THE ANNUAL MEETING IF YOU DO NOT ATTEND PERSONALLY.

i

ii

PHARMERICA CORPORATION

1901 Campus Place

Louisville, KY 40299

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 17, 2014

INFORMATION ABOUT THE MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of PharMerica Corporation (“we,” “us,” “our,” or the “Company”) for the Company’s Annual Meeting of Stockholders to be held on Tuesday, June 17, 2014 at 9:00 a.m. local time, at The Marriott Louisville located at 280 West Jefferson Street, Louisville, Kentucky 40202 and thereafter as it may from time to time be adjourned or postponed (the “Annual Meeting”). This proxy statement and the accompanying proxy are first being mailed to stockholders on or about April 30, 2014.

Who May Vote

Each stockholder of record at the close of business on April 21, 2014 (the “Record Date”) is entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 29,992,221 shares of our common stock, par value of $0.01 per share (the “common stock”) outstanding. On the Record Date, there were no shares of Preferred Stock, par value $0.01, outstanding. You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

How You May Vote

You may vote (i) in person by attending the Annual Meeting or (ii) by mail by completing and returning a proxy. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with your instructions. If no instructions are given, proxies will be voted as follows:

1.	FOR the election of each of the nine nominees named herein to the Board of Directors for a term to expire at the Annual Meeting of Stockholders in 2015;

2.	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	FOR the approval of the Say on Pay proposal; and

4.	In the discretion of the proxy holders, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

How You May Revoke or Change Your Vote

•	Proxies may be revoked at any time prior to the Annual Meeting in the following ways:

•	by giving written notice of revocation to the Secretary of the Company;

•	by giving a later dated proxy; or

•	by attending the Annual Meeting and voting in person.

Quorum Requirement

The Company is required to have a quorum of stockholders present to conduct business at the Annual Meeting. A majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting in determining a quorum. If a quorum is not present at the Annual Meeting, we will be forced to reconvene the Annual Meeting at a later date.

Required Vote

Every holder of record of shares of common stock entitled to vote at a meeting of stockholders will be entitled to one vote for each share outstanding in his or her name on the books of the Company at the close of business on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by one or more inspectors of election, appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business.

With respect to the election of directors, a nominee for director will be elected to the Board by a vote of the majority of the votes cast. In other words, if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election then that nominee will be elected as a director. However, the directors will be elected by a plurality of the votes cast at any stockholder meeting where (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Company first mails its notice of meeting for the Annual Meeting to the stockholders. For the Annual Meeting, none of the nominees were nominated by stockholders.

The affirmative vote of at least a majority of the votes of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter is required to approve all other matters to be voted upon at the Annual Meeting.

How Abstentions will be Treated

Abstentions will have no effect on the election of directors. For all other proposals, abstentions will have the same effect as votes against a proposal.

How Broker-Non Votes will be Treated

Your shares may be voted if they are held in the name of a brokerage firm or bank (a “Broker”), even if you do not provide the Broker with voting instructions. Brokers have the authority, under applicable rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The ratification of the appointment of the independent registered public accounting firm of the Company is considered a routine matter. The election of directors and the Say on Pay proposal are not considered routine matters. Broker non-votes are shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and the Broker is barred from exercising its discretionary authority to vote the shares because the proposal is a non-routine matter. With respect to the election of directors and Say on Pay proposal, Broker non-votes will not be counted as votes for or against these proposals. Broker non-votes also will not be counted in the determination of whether the total votes cast on a proposal represents over 50% of the outstanding common stock entitled to vote on the proposal.

Advisory Proposals

Because the vote on the Say on Pay proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering future executive compensation arrangements.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of nine directors: Frank E. Collins, Esq., W. Robert Dahl, Jr., Marjorie W. Dorr, Thomas P. Gerrity, Ph.D., Patrick G. LePore, Thomas P. Mac Mahon, Robert A. Oakley, Ph.D., Geoffrey G. Meyers, and Gregory S. Weishar. Our Certificate of Incorporation, as amended, and By-laws provide that the number of directors constituting the Board will not be fewer than three, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the Board. The Board has fixed the number of directors at nine.

The Nominating and Corporate Governance Committee has recommended that the nine directors listed in the table below be nominated for election for a one-year term expiring at the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each of the nominees has consented to be named in this proxy statement and to serve as a member of our Board if elected. In the event that a nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board, but in no event will the proxy be voted for more than nine nominees as directors. Our management has no reason to believe that the nominees will not serve if elected. There is no family relationship between any of the current directors or persons nominated to become a director.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

The following table sets forth the name, age and position with the Company of each of the nine nominees up for election as a director of the Company:

Name	Age	Position
Frank E. Collins, Esq.	60	Director
W. Robert Dahl, Jr.	57	Director
Marjorie W. Dorr	52	Director
Thomas P. Gerrity, Ph.D.	72	Director
Patrick G. LePore	59	Director
Thomas P. Mac Mahon	67	Director
Geoffrey G. Meyers	69	Director, Chairman
Robert A. Oakley, Ph.D.	67	Director
Gregory S. Weishar	59	Chief Executive Officer and Director

Nominees

Frank E. Collins, Esq. Mr. Collins has served as a director since July 31, 2007. Mr. Collins serves as Chair of the Nominating and Governance Committee of the Board and served as a member of the Compensation Committee from June 2008 to June 2009. Mr. Collins was the Senior Vice President, Legal and Administration and Secretary of Sierra Health Services, Inc. (“Sierra”) from 2001 to February 2008. Sierra was acquired by United Health Group Incorporated (“United”) in February 2008. Mr. Collins served as the Deputy General Counsel of United from February 2008 to July 2012. Mr. Collins joined Sierra in 1986 as General Counsel and Secretary. From 1981 to 1986, Mr. Collins was employed by Blue Cross and Blue Shield of Kansas City, originally as Staff Legal Counsel and in early 1986 as Associate General Counsel. Mr. Collins also served as counsel for the Missouri Division of Insurance from 1979 to 1981, where he was responsible for providing legal advice on insurance and HMO-related regulatory issues. Mr. Collins received his Juris Doctor from the University of Missouri at Kansas City School of Law and is a member of the Missouri Bar Association.

As a result of Mr. Collins’ experiences as General Counsel at a public managed healthcare organization, he possesses expertise in the areas of corporate governance, human resources and regulatory compliance and brings experience in the healthcare industry.

W. Robert Dahl, Jr. Mr. Dahl has served as a director since July 24, 2008. Mr. Dahl serves as a member of the Audit Committee. Mr. Dahl is currently a private investor. He was the Chief Operating Officer of Arrowhawk Capital Partners, an investment company, from September 2009 until March 2012. Previously, from May 2007 to November 2009 he was the Vice President of Strategic Business Development and Vice Chairman of the Board of Directors of Golden Pond Healthcare, Inc. From April 1999 until June 2006, Mr. Dahl served as the head of Global Healthcare for the Carlyle Group, a leading private equity firm, where he was responsible for the firm’s investments in the healthcare field. Prior to Carlyle, Mr. Dahl served as co-head of healthcare investment banking in North America at Credit Suisse First Boston. Mr. Dahl is also a director of Applied Science, Inc., Pharm Blue Holdings LLC, Remedy Partners, Sprout Pharmaceuticals, Inc. and Virtual Office Works, LLC all of which are private companies. Mr. Dahl received a BA from Middlebury College and an MBA from the Harvard Graduate School of Business Administration.

Mr. Dahl’s experience as a certified public accountant, investment banker, financial advisor and healthcare private equity investor provides him with financial literacy and expertise and knowledge of the healthcare industry, along with expertise in mergers and acquisitions.

Marjorie W. Dorr. Ms. Dorr has served as a director since January 22, 2009. Ms. Dorr serves as a member of the Audit Committee and served on the Compensation Committee between 2010 and 2013. Ms. Dorr served as Executive Vice President and Chief Strategy Officer for WellPoint, Inc. from 2005 to 2007. Ms. Dorr held various executive positions while at WellPoint including President and Chief Executive Officer of WellPoint’s Northeast Region SBU, where she was responsible for operations in several states. Ms. Dorr joined WellPoint through the merger in 2004 of WellPoint and Anthem, Inc. At the time of the merger, Ms. Dorr served as President of Anthem Blue Cross and Blue Shield’s East region. Ms. Dorr received her bachelor of business administration degree from the University of Iowa and her master of business administration degree from the University of Chicago Graduate School of Business.

Ms. Dorr’s experience as a senior executive of a large health benefits company equips her with expertise in pharmacy reimbursement practices and strategic planning.

Thomas P. Gerrity, Ph.D. Mr. Gerrity has served as a director since July 31, 2007. Mr. Gerrity serves as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Gerrity served as interim Chair of the Audit Committee from November 2007 to March 2008. Mr. Gerrity was the Dean of the Wharton School of the University of Pennsylvania from July 1990 to June 1999. Since then he has been Professor of Management and Dean Emeritus at the Wharton School of the University of Pennsylvania. Mr. Gerrity also serves as a director of ICG Group, Inc. (formerly Internet Capital Group, Inc.), since 1998, and served as a member of the Corporation of the Massachusetts Institute of Technology from 2001-2011. Mr. Gerrity is the Chairman of the Board and General Partner of the Arden Fund I, a private real estate investment fund managed by the Arden Group in Philadelphia, Pennsylvania. Mr. Gerrity served as a director of Sunoco, Inc. from 1990 to May 2010. Mr. Gerrity served as a director of Federal National Mortgage Association from September 1991 until December 2006. He was also a director of Knight-Ridder, Inc. from 1998 to 2006; CVS Corporation from 1995 to 2007; and Hercules, Inc. from 2003 to 2008. Mr. Gerrity was the founder and Chief Executive Officer for 19 years of The Index Group, a leader in consulting to many corporations regarding IT strategy and overall corporate strategy and change management. Mr. Gerrity received his PhD in Management and MSEE and BSEE in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

Mr. Gerrity, by virtue of his top management experience, his strategy consulting expertise, and his positions at the University of Pennsylvania, and by virtue of his education, possesses financial literacy and expertise, as well as strategic planning and general management, information systems and technology, organizational change management and corporate governance experience.

Patrick G. LePore. Mr. LePore was appointed to the Board on January 14, 2013. Mr. LePore serves as a Member of the Compensation Committee. From 2007 to 2012, Mr. LePore served as the Chairman of the Board of Par Pharmaceutical Companies, Inc. He was also their Chief Executive Officer until its acquisition by private equity investor TPG, in 2012. Mr. LePore was President of Cardinal Health, Inc.’s healthcare marketing group prior to joining Par Pharmaceutical Companies Inc. Mr. LePore earned a B.A. degree from Villanova University, where he is also a trustee. Mr. LePore earned his MBA degree from Fairleigh Dickinson University.

Mr. LePore’s experience as a former Chairman of the Board, and as a Chief Executive Officer at a successful pharmaceutical company makes him a valuable addition to the Board, especially with respect to pharmaceutical distribution. By virtue of his management experience, Mr. LePore will bring important insight to the Board. Mr. LePore is a member of the Compensation Committee.

Thomas P. Mac Mahon. Mr. Mac Mahon has served as a director since July 31, 2007. Between July 31, 2007 and December 31, 2010, Mr. Mac Mahon served as Chairman of the Board. He is currently chairman of the Compensation Committee. Mr. Mac Mahon served as Chairman of the Board, President and Chief Executive Officer and a member of the Executive and Management Committees of Laboratory Corporation of America Holdings or “LabCorp,” the second largest independent clinical laboratory company in the U.S., from January 1997 until his retirement in December 2006. Mr. Mac Mahon served as a director of LabCorp from 1995 to 2013 and of Golden Pond Healthcare from 2007 to 2009. Mr. Mac Mahon has been a director of Express Scripts since July 2001 and has served as its presiding director since May 2008. He also serves as a director of two start-up diagnostic companies called SYNAP Diagnostics and Aushon Biosystems, Inc.

Mr. Mac Mahon’s experience as a former Chief Executive Officer and Chairman of the Board, and as a board member at premier clinical laboratory and pharmacy benefits management services companies provides him with in-depth knowledge of the healthcare and pharmacy services and distribution industries. Mr. Mac Mahon, by virtue of his previous senior-level executive positions and current board experiences, also possesses executive compensation experience.

Geoffrey G. Meyers. Mr. Meyers has served as a director since November 17, 2009 and as Chairman of the Board since January 1, 2011. On February 1, 2010, Mr. Meyers became a member of the Nominating and Governance Committee. Mr. Meyers is the retired Chief Financial Officer and Executive Vice President and Treasurer for Manor Care, Inc. where he had responsibility for administration and financial management from 1988 until 2006 and was a director of Health Care and Retirement Corp., a predecessor of Manor Care, Inc., from 1991 to 1998. Mr. Meyers has been a director of HCA Holdings, Inc. and Chairman of is audit committee since March 2011. Mr. Meyers is also the Chairman of the Board of the Trust Company of Toledo, a northwestern Ohio trust bank. He received his BA from Northwestern University and his MBA from The Ohio State University.

Mr. Meyers has over two decades of experience in the long term care industry, which provides us with valuable insight into the needs and operations of our customer base. Having served as the Chief Financial Officer of a large public company he also has expertise in finance and accounting matters, investor relations, human resources, information technologies, purchasing, corporate communications, risk management, reimbursement, strategic planning and development and acquisitions.

Robert A. Oakley, Ph.D. Mr. Oakley has served as a director since March 24, 2008. Mr. Oakley serves as the Chairman of the Audit Committee. In 2003, Mr. Oakley retired after more than 25 years service with the Columbus, Ohio-based Nationwide Companies, one of the largest diversified insurance and financial services organizations in the world. Mr. Oakley served on the boards of Ohio Casualty Corporation from March 2003 to September 2008, First Mercury Financial Corporation from January 2008 to August 2009 and the Physicians Assurance Corporation from January 2008 to August 2009. He received his BS from Purdue University and both an MBA and Ph.D. in Finance from The Ohio State University.

Mr. Oakley possesses financial literacy and expertise from his experiences as a former Chief Financial Officer and chair of audit committees at leading insurance and financial services companies, along with expertise in investor relations, risk management and strategic planning.

Gregory S. Weishar. Mr. Weishar has served as our Chief Executive Officer since January 14, 2007. He has over 20 years experience in the pharmacy services industry. Prior to joining the Company, he was Chief Executive Officer and President of PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Corporation, from 1994.

Mr. Weishar has substantial senior executive experience in the pharmacy services industry and as Chief Executive Officer of the Company has intimate knowledge of our industry and business.

Recommendation of Our Board of Directors

Our Board recommends a vote FOR the nine directors listed above to hold office until the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Required Vote

A nominee for director will be elected to the Board by a vote of the majority of the votes cast.

CORPORATE GOVERNANCE

Meetings

During 2013, the Board held a total of six meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board during the period which he/she was a director and (ii) the total number of meetings of all Board Committees on which he/she served during the period which he/she was a director. The non-management members of the Board have met in executive session at all of the regularly scheduled meetings of the Board. In addition, if this group of non-management directors includes directors who do not satisfy the independence requirements of the New York Stock Exchange (the “NYSE”), an executive session including only “independent” directors is scheduled at least once a year. The non-executive Chairman of the Board presides at meetings of the non-management directors and independent directors to the extent that he is present at the meetings.

It is the policy of the Board to encourage its members to attend the Company’s Annual Meeting of Stockholders. All of the Company’s directors attended the Company’s 2013 Annual Meeting of Stockholders in person.

Board Committees

The Board has three standing Committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee setting forth the responsibilities of the committees can be found under the “For Investors—Corporate Governance” section of our website at www.pharmerica.com and such information is also available in print to any stockholder who requests it through our Investor Relations department. We periodically review and revise the committee charters. A summary of the composition of each committee and its responsibilities is set forth below.

Name	Audit	Nominating and Corporate Governance	Compensation
Frank E. Collins, Esq.	—	Chairman	—
W. Robert Dahl, Jr.	Member	—	—
Marjorie W. Dorr	Member	—	__
Thomas P. Gerrity, Ph.D.	—	Member	Member
Patrick G. LePore	—	__	Member
Thomas P. Mac Mahon	—	—	Chairman
Geoffrey G. Meyers	—	Member	—
Robert A. Oakley, Ph.D.	Chairman	—	—
Gregory S. Weishar	—	—	—

Audit Committee

The Company has a standing Audit Committee established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee held a total of eight meetings in 2013. The Board has determined that Mr. Dahl, Ms. Dorr, and Mr. Oakley are each qualified as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that they are “independent” within the meaning of the listing standards of the NYSE and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) relating to directors serving on audit committees.

Compensation Committee

The Compensation Committee is responsible for administering the Company’s executive and director compensation programs, including executive base salaries, bonuses, performance based awards and other equity awards, and for administering the Company’s equity compensation plans. Pursuant to its charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate. The Compensation Committee held a total of seven meetings in 2013. The Compensation Committee reviews periodic reports from the CEO and other officers as to the performance and compensation of the officers, employees and directors.

Pursuant to its charter, the Compensation Committee has the sole authority, at the Company’s expense, to retain, oversee, and terminate a consulting firm to assist in the evaluation of director, CEO or executive officer compensation, and in furtherance thereof to retain legal counsel and other advisors.

Since April 2008, the Compensation Committee has retained Frederic W. Cook & Co. (“Cook”) to serve as the Company’s outside compensation consultant with respect to setting each year’s executive compensation. See the discussion under “Compensation Discussion and Analysis” for more information on Cook’s role in assisting the Company with its compensation policies and programs.

Cook is retained only by the Compensation Committee to assist in the determination, amount and form of executive and non-employee director compensation. Neither Cook nor any of its affiliates provides any additional services to the Company or its affiliates. The Compensation Committee has determined that the work of Cook did not raise any conflicts of interest in 2013. In making this assessment, the Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the fact that Cook does not provide any other services to the Corporation, the level of fees received from the Corporation as a percentage of Cook’s total revenue, policies and procedures employed by Cook to prevent conflicts of interest, and whether the individual Cook advisers to Compensation Committee own any stock of the Corporation or have any business or personal relationships with members of the Compensation Committee or our executive officers.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee of the Board is to (i) identify individuals qualified to become members of the Board (consistent with criteria approved by the Board); (ii) select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders and nominees to fill vacancies on the Board; (iii) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; (iv) oversee the evaluation of the Board, its committees and management; and (v) oversee, in concert with the Audit Committee, compliance rules, regulations and ethical standards for the Company’s directors, officers and employees, including corporate governance issues and practices. While the Nominating and Corporate Governance Committee has no formal process for identifying nominees, if it is deemed appropriate, the Nominating and Corporate Governance Committee may consider candidates recommended by any other source, including stockholders and business and other organizational networks. The Nominating and Corporate Governance Committee may retain and compensate third parties, including executive search firms, to identify or evaluate candidates for consideration. The Nominating and Corporate Governance Committee held four meetings in 2013.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Stockholders wishing to suggest a candidate for director for inclusion in the Company’s proxy statement must submit a written notice to the Company’s Corporate Secretary at PharMerica Corporation, 1901 Campus Place, Louisville, Kentucky 40299. The written notice must include:

(1)	The name, address, and telephone number of the stockholder who is recommending a candidate for consideration;

(2)	The class and number of shares of the Company which the recommending stockholder owns;

(3)	The name, address, telephone number and other contact information of the candidate;

(4)	The consent of each candidate to serve as director of the Company if so elected;

(5)	The candidate’s knowledge of matters relating to the Company’s industry, the candidate’s experience as a director or senior officer of other public or private companies and the candidate’s educational and work background;

(6)	The candidate’s involvement in legal proceedings within the past five years; and

(7)	The candidate’s and the candidate’s family members’ relationship with the Company, the Company’s competitors, creditors or other persons with special interests regarding the Company.

In considering candidates recommended by stockholders, the Nominating and Corporate Governance Committee will use the same evaluation criteria and process as that used by the Nominating and Corporate Governance Committee for other candidates. The Nominating and Corporate Governance Committee evaluates the candidates in accordance with its Policy for Evaluation for Nominees to the Board of Directors, which sets forth the following factors to be considered:

•	Whether the candidate is “independent” and does not, and has not, had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•	Whether the candidate is an “audit committee financial expert” and/or “financially literate”;

•	Whether the candidate has the personal attributes necessary for successful service on the Board, such as character and integrity, a high level of education and business experience, broad based business acumen, an understanding of the Company’s business and the institutional pharmacy industry generally, strategic thinking, a willingness to share ideas, a network of contacts and diversity of experiences and expertise;

•	Whether the candidate has been the chief executive officer or a senior executive officer of a public company or another complex organization;

•	Whether the candidate serves on other boards of directors; directors employed in a full-time position may not sit on the boards of directors of more than two other public companies and directors employed part-time or full-time in academia may not sit on the boards of directors of more than three other public companies. There is no limit on the number of non-public company boards on which directors may sit;

•	Whether the candidate will add value to the Board or a committee thereof by virtue of particular knowledge, experience, technical expertise, specialized skills or contacts;

•	Whether the candidate, if an existing director, is suitable for continued service;

•	Whether the candidate is under the age of 75;

•	Whether the candidate’s responses to the directors and officers questionnaire reveal areas of potential problems or concerns; and

•	Whether there are any other relevant issues with respect to the candidate.

The Policy for Evaluation for Nominees to the Board of Directors specifies that diversity of experiences and expertise is a factor to be considered by the Nominating and Governance Committee in the director identification and nomination process. The Nominating and Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

Board Independence

Our Corporate Governance Guidelines provide for director independence standards consistent with those of the NYSE and the federal securities laws. These standards require the Board to affirmatively determine that each “independent” director has no material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director. The Board has determined that the following directors are “independent” as required by the NYSE listing standards and the Company’s Corporate Governance Guidelines: Mr. Collins, Mr. Dahl, Ms. Dorr, Mr. Gerrity, Mr. LePore, Mr. Mac Mahon, Mr. Meyers, and Mr. Oakley.

All members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors as defined in the NYSE listing standards and in the standards in the Company’s Corporate Governance Guidelines.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Mac Mahon, who serves as Chair, Mr. LePore, and Mr. Gerrity, each of whom is independent under NYSE listing standards. None of the members of the Compensation Committee is a former or current officer or employee of the Company or has any interlocking relationship as set forth in SEC rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations from officers and directors of the Company that no other reports were required, during the year ended December 31, 2013, all filing requirements under Section 16(a) of the Exchange Act, applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

Code of Ethics

The Company has a Code of Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer.

The Code of Conduct and Ethics is available on the Company’s website at www.pharmerica.com and may also be obtained in print upon request from the Company’s Secretary. The Company will post amendments to or waivers from the Code of Conduct and Ethics to the extent applicable to the Company’s principal executive officer, principal financial officer and principal accounting officer on its website.

Corporate Governance Guidelines

The Board has adopted the PharMerica Corporation Corporate Governance Guidelines (the “Guidelines”). The Guidelines reflect the principles by which the Company will operate. The Guidelines cover various topics, including, but not limited to, Board size, director independence and other qualification standards, Board and committee composition, Board operations, director compensation and continuing education, director responsibilities, management succession, and annual performance evaluations. A copy of the Guidelines is available at the Company’s website at www.pharmerica.com and may also be obtained in print upon request from the Company’s Secretary.

Board Leadership Structure and Role in Risk Oversight

The Company’s Board is comprised of nine directors, eight of whom are considered “independent.” Our Chief Executive Officer, Gregory S. Weishar, is our only employee-director. Outside director Geoffrey G. Meyers serves as Chairman of the Board. The Board delegates certain duties as described above to its Audit, Nominating and Corporate Governance, and Compensation Committees. The Chairmen of these committees, respectively, are independent directors Robert A. Oakley, Frank E. Collins and Thomas P. Mac Mahon. We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board is responsible for leading the Board in the execution of its fiduciary duties. The Chairman presides over meetings of the full Board.

The full Board is responsible for the Company’s risk oversight process. The Board delegates to appropriate committees the oversight of particular subject areas of risk that are under the purview of those committees. For example, financial risk is overseen by the Audit Committee, while utilizing compensation strategies addressing Section 162(m) of the Internal Revenue Code is within the purview of the Compensation Committee. Strategic risks are overseen by the full Board. The Board (or appropriate Committee) receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory compliance, and strategic risk. The chairman of each Committee reports to the full Board during the Committee reports portion of the next Board meeting each of the material matters considered by the Committee. This reporting process enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of the Board’s risk oversight responsibilities it has established an enterprise risk management program, which at the management level, is overseen by the Company’s Chief Financial Officer. Enterprise risks are identified and prioritized by management and the Board and a mitigation plan is developed. Management regularly reports on risk mitigation to the relevant Committee or the Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or Committee.

Communication with the Board of Directors

It is the policy of the Company to facilitate communications of stockholders with the Board. Communications to the directors must be in writing and sent Certified Mail to the Board of Directors c/o the Chief Financial Officer to the Company’s headquarters at PharMerica Corporation, 1901 Campus Place, Louisville, Kentucky 40299. All communications must be accompanied by the following information:

•	if the person submitting the communication is a stockholder, a statement of the type and amount of shares of the Company that the person holds;

•	if the person submitting the communication is not a stockholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in the Company; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

The following types of communications are not appropriate for delivery to Directors under the Company’s policy:

•	communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of the Company (such as employees, members of the communities in which the Company operates its businesses, customers and suppliers) generally;

•	communications that advocate the Company engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to the business or operations of the Company.

Upon receipt, each communication will be entered into an intake record maintained for this purpose, including the name of the person submitting the communication, the date and time of receipt of the communication, the information concerning the person submitting the communication required to accompany the communication and a brief statement of the subject matter of the communication. The record will also indicate the action taken with respect to the communication. The personnel responsible for receiving and processing the communications will review each communication to determine whether the communication satisfies the procedural requirements for submission under the Policy and Procedures for Stockholder Communication with Directors and the substance of the communication is of a type that is appropriate for delivery to the directors under the criteria set forth above. Communications determined to be appropriate for delivery to directors will be assembled by the responsible personnel for delivery and delivered to the directors on a periodic basis, generally in advance of each regularly scheduled meeting of the Board. Communications directed to the Board as a whole, but relating to the area of competence of one of the Board’s committees, will be delivered to that committee, with a copy to the Chairman of the Board.

DIRECTOR COMPENSATION FOR 2013

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2013.

	Fees Earned
	or Paid in	Stock Awards(1)(2)
Name	Cash 2013		Total
Frank E. Collins, Esq. (3)	$74,500	$90,007	$164,507
W. Robert Dahl, Jr. (3) (4)	$72,000	$90,007	$162,007
Marjorie W. Dorr (3)	$76,500	$90,007	$166,507
Thomas P. Gerrity, Ph.D. (3)	$76,500	$90,007	$166,507
Patrick LePore (3)	$70,000	$180,007	$250,007
Thomas P. MacMahon (3)	$82,000	$90,007	$172,007
Geoffrey G. Meyers (3)	$123,000	$90,007	$213,007
Robert A. Oakley, Ph.D. (3)	$85,500	$90,007	$175,507

(1)	All stock awards are restricted stock units and are in shares of the Company’s common stock. These amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The assumptions used in calculating the amounts are discussed in Note 10 of the Company’s audited financial statements for the year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2014.

(2)	The table below sets forth the grant date fair value of each equity award granted in 2013 computed in accordance with FASB ASC Topic 718:

	Restricted Stock Units
	Number of
Name	Awards Granted in 2013	Grant Date Fair Value
Frank E. Collins, Esq.	5,556	$90,007
W. Robert Dahl, Jr.	5,556	$90,007
Marjorie W. Dorr	5,556	$90,007
Thomas P . Gerrity, Ph.D.	5,556	$90,007
Patrick G. LePore (7)	11,556	$180,007
Thomas P . Mac Mahon	5,556	$90,007
Geoffrey G. Meyers	5,556	$90,007
Robert A. Oakley, Ph.D.	5,556	$90,007

(3)	The table below sets forth the aggregate number of shares of restricted stock units and the aggregate number of stock options held by each non-employee director as of December 31, 2013:

	Aggregate Awards Outstanding at December 31, 2013
Name	Restricted Stock Units (6)	Stock Options
Frank E. Collins, Esq.	5,556	—
W. Robert Dahl, Jr. (5)	35,210	9,568
Marjorie W. Dorr (5)	27,379	13,831
Thomas P. Gerrity, Ph.D.	5,556	—
Patrick G. LePore	5,556	—
Thomas P. Mac Mahon	5,556	—
Geoffrey G. Meyers (5)	22,486	29,268
Robert A. Oakley, Ph.D.	5,556	13,600

(4)	All Board of Director cash fees earned in fiscal year 2013 for W. Robert Dahl, Jr. were deferred at the Director’s election per his deferred fee agreement.

(5)	Includes the following restricted stock units that have been deferred at the Director’s election pursuant to his/her deferred fee agreements: W. Robert Dahl, Jr., 35,210; Marjorie W. Dorr, 27,379; and Geoffrey G. Meyers, 22,486.

(6)	Restricted Stock Units Aggregate Awards Outstanding, as presented in the chart, represent outstanding and deferred shares.

(7)	In addition to the 2013 annual grant of $90,007, Mr. LePore also received an initial grant upon joining the Board of Directors of $90,000.

Our compensation program for non-employee members of the Board is as follows:

Annual Retainer—Each director receives an annual retainer of $50,000. Directors may, in their discretion, elect to receive the annual retainer, in whole or in part, in cash or shares of the Company’s common stock.

Chairman Retainer—The Chairman of the Board currently receives an additional retainer of $60,000 per year.

Committee Chair Retainer—The Chairman of the Nominating and Governance Committee and the Chairman of the Compensation Committee each currently receive an additional annual retainer of $10,000. The Chairman of the Audit Committee currently receives an additional annual retainer of $15,000.

Board Meeting Fee—Directors receive $2,000 for each meeting of the Board attended.

Committee Meeting Fee—Committee members receive $1,500 for each committee meeting attended.

Annual Restricted Stock Unit Grant—Each director received an annual award of restricted stock units valued at $90,000. The restricted stock units vest the earlier of the first anniversary of the grant date or the next annual stockholder meeting.

Exceptions—Gregory Weishar, as a member of management, does not receive separate compensation for service on the Board.

Deferred Compensation —In 2008, we adopted the PharMerica Corporation Deferred Fee Plan for Directors. Under the plan, directors may elect to defer up to 100% of their cash fees and their stock fees in any one year. If a director elects to defer his/her restricted stock units, the stock will be deferred as it vests. The minimum deferral period for an “in-service” distribution of any deferred amount is five years from the end of the year to which each such deferred fee agreement relates. Cash and stock deferred pursuant to the plan may, at the director’s election in his/her deferred fee agreement, be distributed in a lump-sum or in up to ten annual installments. Notwithstanding the foregoing, in each deferred fee agreement, a director may elect to commence distributions of all deferred cash and stock earlier, in the event of a separation from service, the death or disability of the director, or upon a change in control of the Company.

Deferred amounts are recorded in the form of bookkeeping entries only. Deferred cash bookkeeping accounts will be adjusted for gains or losses based on investment elections made by the director. A director may choose to “invest” their deferred cash amounts in the same general investments offered under the PharMerica Corporation 401(k) Retirement Savings Plan. Directors may change their investment elections at any time. Deferred stock fees will be paid out of the plan in the form of shares of stock, which shall remain issued and outstanding until distributed to the director pursuant to his deferred fee agreement. Deferred amounts are unfunded and the directors would be unsecured creditors of the Company if the Company became insolvent or otherwise unable to pay the balances due under the plan.

Stock Ownership Guidelines—We encourage our directors to own stock in the Company. The Compensation Committee adopted stock ownership guidelines to align long-term interests of directors with those of our stockholders and provide a continuing incentive to foster the Company’s success. The stock ownership guidelines became effective July 1, 2008 and were updated on December 2, 2012, for directors. Under the stock ownership guidelines, directors are expected to own Company stock in the amount of 400% of their annual retainer (exclusive of board meeting fees), or $200,000. There is no required time period within which Director must attain the applicable stock ownership level under the guidelines, whether joining before or after the adoption of the guidelines. The following count towards meeting the stock ownership guidelines: all shares and vested options held but not unvested and unearned restricted stock/restricted stock units/performance shares and unvested stock options. Shares are valued at fair market value and options are valued at the spread between the exercise price and the fair market value of the underlying shares. As of April 21, 2014, all directors own shares of the Company and the value of the directors’ ownership in the Company is as follows: Frank Collins - $1,103,965; Robert Dahl - $1,232,291; Marjorie Dorr - $1,311,493; Thomas Gerrity - $1,103,965; Patrick G. LePore - $318,021; Thomas Mac Mahon - $1,434,205; Geoffrey Meyers - $1,644,210; and Robert Oakley -$1,402,419.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers

The following table sets forth information with respect to executive officers of the Company as of April 21, 2014.

Name	Age	Position
Gregory S. Weishar	59	Chief Executive Officer and Director
David W. Froesel, Jr.	62	Executive Vice President, Chief Financial Officer and Treasurer
Suresh Vishnubhatla	45	Executive Vice President of Long-term Care Operations
Mark R. Lindemoen	47	Senior Vice President of Sales and Client Services
Robert A. McKay	52	Senior Vice President of Purchasing and Trade Relations
Thomas A. Caneris	51	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Berard E. Tomassetti	58	Senior Vice President and Chief Accounting Officer
Jim Glynn	55	President of Amerita, Inc.

Set forth below are the names, positions held and business experience, including during the past five years, of the Company’s executive officers. Officers serve at the discretion of the Board. There is no family relationship between any of the directors, nominees to become a director or executive officers.

Gregory S. Weishar. Mr. Weishar has served as our Chief Executive Officer since January 14, 2007. He has over 20 years experience in the pharmacy services industry. Prior to joining the Company, he was Chief Executive Officer and President of PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Corporation, since 1994.

David W. Froesel, Jr. Mr. Froesel has served as our Executive Vice President, Chief Financial Officer and Treasurer since August 1, 2013, after serving as the Interim Chief Financial Officer beginning on April 12, 2013. Prior to that time, Mr. Froesel had been the principal of Froesel Consulting LLC since 2011. Mr. Froesel was Chief Financial Officer of BioScrip, Inc., from December 2010 to January 2011. Before that he was also Senior Vice President and Chief Financial Officer of Omnicare, Inc., from 1996 to 2009. He received a B.S. in Accounting from the University of Missouri-St. Louis and an M.S. in Accounting from St. Louis University, and he is a Certified Public Accountant.

Suresh Vishnubhatla. Mr. Vishnubhatla joined the Company in March 2011 as Chief Technology Officer. Prior to joining the Company, he served as Senior Vice President and Chief Technology Officer of Millennium Pharmacy Systems, Inc. from January 2007. Prior to joining Millennium Pharmacy Systems, Inc., Mr. Vishnubhatla held various positions with BodyMedia, Inc. from 2000 to 2006, finally serving as Senior Vice President, Products.

Mark R. Lindemoen. Mr. Lindemoen joined the Company as Senior Vice President of Sales and Client Services on September 27, 2012. Mr. Lindemoen is responsible for leading the Company’s sales and client retention initiatives. Prior to joining the Company, Mr. Lindemoen was Vice President of Sales for Gulf South Medical Supply in Jacksonville, Florida. Prior to Gulf South, Mr. Lindemoen was the Vice President, Regional Segment Sales Health Systems for AmerisourceBergen in Thorofare, New Jersey, where he directed a $3.0 billion sales territory. Mr. Lindemoen previously served as a vice president for McKesson Medical Surgical and SCA Incontinence Care in Atlanta, Georgia.

Robert A. McKay. Mr. McKay has served as our Senior Vice President of Purchasing and Trade Relations since July 2010. He had previously served as Senior Vice President of Sales and Marketing from July 2007 to June 2010. Prior to joining the Company in July 2007, Mr. McKay was Vice President of Marketing and Trade Relations for PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Corporation and held various positions with PharmaCare since 1995. Mr. McKay is a retired United States Army officer.

Thomas A. Caneris. Mr. Caneris has served as our Senior Vice President, General Counsel, and Secretary since August 2007 and Chief Compliance Officer since 2010. Prior to joining the Company, Mr. Caneris served as counsel to Convergys Corporation from September 2004.

Berard E. Tomassetti. Mr. Tomassetti has served as our Senior Vice President and Chief Accounting Officer since July 2007. Prior to joining the Company, Mr. Tomassetti served as the Chief Financial Officer of the Kindred Healthcare, Inc. (“Kindred”) pharmacy business for over 6 years. Prior to joining Kindred’s pharmacy business, Mr. Tomassetti was affiliated with Aperture, a credentials verification organization. Mr. Tomassetti was an auditor with Ernst & Young LLP for 7 years.

Jim Glynn. Mr. Glynn has been the President of the Company’s specialty home infusion pharmacy, Amerita, Inc. (“Amerita”), since Amerita was acquired by the Company in December 2012. Prior to founding Amerita in 2006, Mr. Glynn served as Senior Vice President, Apria Healthcare, where he was responsible for Apria’s Specialty Infusion division. From 1998 to 2002, Mr. Glynn served as Vice President of SPS Operations, Gentiva Health Services. Mr. Glynn got his start in the infusion industry with Coram Healthcare, where he served from 1991 to 1998.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is primarily structured to be competitive within the institutional pharmacy industry and focus our executives on enhancing revenues and increasing profitability by providing quality services, managing costs and making appropriate acquisitions. The Compensation Committee has adopted a compensation strategy in which total direct compensation is generally targeted at the 40th percentile and is expected to be achieved through a combination of below median base salary and median to above-median annual and long-term incentive opportunities. This approach supports the Company’s pay-for-performance philosophy by providing a compensation package that is generally weighted toward variable, performance-based incentives, thus ensuring a high degree of accountability at the senior levels of the organization. Seventy-eight percent (78%) of the CEO’s pay is at risk and the at risk pay for the remaining Named Executives ranges from 52% to 75%.

PharMerica had a strong 2013 as the Company focused on improving client retention and operating margins. Key accomplishments during 2013 were:

•	adjusted EBITDA, a non-GAAP measure, increased 19% over 2012;

•	record cash flows from operating activities of $155.7 million, an increase of 82% over 2012;

•	achievement of strong shareholder return, with the Company’s share price increasing 51% year over year;

•	record adjusted diluted earnings per share of $1.83, an increase of 30% over 2012; and

•	expansion of our business lines into oncology pharmacy services.

The Company’s adjusted EBITDA of $124.1 million in 2013 was above the target set for the Company’s 2013 short term incentive program, and funded an annual bonus pool of 131.5% of target for the Company EBITDA component of the plan.

The performance share unit component of our 2011-2013 long-term incentive program vested at 175% of target. Both Adjusted EBITDA and adjusted diluted earnings per share (“Adjusted Diluted EPS”) exceeded the maximum goal.

2013 long-term incentives were delivered in a combination of performance shares and restricted stock unit awards (weighted 50%/50%) to focus executives on long-term operating performance and support executive retention. For 2014, performance shares and restricted stock awards remained equally weighted.

The Compensation Committee is composed solely of independent directors. Over the years, the Company has adopted many contemporary “best practices”. These include the following:

•	elimination of excise tax gross-up for change in control related payments for the CEO; and other new executives post-2008;

•	adoption of anti-hedging/pledging policy;

•	adoption of “double trigger” equity vesting for the CEO in the event of a change in control for equity awards granted after 2011;

•	adoption of Stock Ownership Guidelines;

•	adoption of a clawback provision for the CEO; and

•	adoption of the following severance practices for the CEO for involuntary termination without “cause” or voluntary termination with “good reason” in non-change in control situations :

•	reduction in non-change in control severance multiple from 3X to 2X;

•	conditioning severance payments and equity vesting on compliance with restrictive covenants (i.e., non-compete, non-solicitation, confidentiality and non-disparagement); cessation of severance payments and other benefits if CEO violates restrictive covenants ; and

•	changing the timing of severance from lump sum to installment payments over a 24-month period as a means to enforce restrictive covenants.

With respect to the other Named Executives, the employment agreements contain features such as 1X to 1.5X severance multiples in the event of a change of control.

The total direct compensation our Named Executives received in fiscal year 2013 as set forth in the Summary Compensation Table on page 28 is consistent with and reflects our compensation objectives.

Introduction

The Compensation Committee of the Board of Directors is principally responsible for reviewing and administering the Company’s compensation policies and practices regarding the executive officers. The Compensation Committee is composed of three members, each of whom is (i) an independent director, (ii) qualified as a “non-employee director,” as defined under Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) qualified as an “outside director” under Section 162(m) of the Internal Revenue Code. Pursuant to the terms of the Compensation Committee’s written charter, which has been approved by the Board and is reviewed annually to ensure that it properly reflects the Compensation Committee’s responsibilities, the Compensation Committee has the authority to establish the compensation structure for the Company’s executive officers. The Compensation Committee makes its decisions after extensive review and consideration, including an annual review of our peer compensation practices.

This Compensation Discussion and Analysis provides information on our executive compensation philosophy, how and why compensation decisions are made and how the decisions align with the Company’s and individual performance.

Cook has served as the Compensation Committee’s outside Compensation Consultant since April 2008. Cook assisted the Compensation Committee in setting 2013 compensation levels and developing the structure of various incentive plans, providing the Committee with information on emerging trends and regulatory developments in executive and non-employee director compensation. Cook has recently provided input to the Company in establishing its 2014 Compensation program and advising the Committee in connection with the CEO’s employment agreement. In its role as outside consultant, Cook provides the Compensation Committee with objective analyses, advice and information with respect to CEO and other executive compensation. Cook maintains no other direct or indirect business relationships with the Company.

Our 2013 named executive officers (referred to herein as the “Named Executives”) are the following executives: Mr. Weishar, our Chief Executive Officer; Mr. Froesel, our Executive Vice President, Chief Financial Officer and Treasurer; Mr. Berard Tomassetti, our Senior Vice President and Chief Accounting Officer who served as interim principal financial officer of the Company for a brief time during 2013; Mr. Glynn, the President of Amerita, our specialty infusion subsidiary; Mr. McKay, our Senior Vice President of Purchasing and Trade Relations; Mr. Caneris, our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary; and Mr. Culotta, our former Executive Vice President and Chief Financial Officer, whose employment with the Company terminated on April 12, 2013.

Executive Compensation Program Objectives

Our executive compensation program is primarily structured to be competitive within the institutional pharmacy industry and focuses our executives on enhancing revenues and increasing profitability by providing quality services, managing costs and making appropriate acquisitions. Our executive compensation program is designed to balance our overall compensation philosophy of promoting programs that are simple and flexible, and sufficiently robust to permit us to attract and retain a high quality and stable executive management team. In addition, the program is designed to provide transparency to both our employees and stockholders. Each of these performance objectives is critical to our success.

The goals of our executive compensation program are to:

•	provide competitive and fiscally responsible compensation that enables us to successfully attract and retain highly-qualified executives with the leadership skills and experience necessary to promote our long-term success;

•	provide incentive compensation that places an emphasis on financial performance, thereby ensuring a strong correlation between the achievement of critical financial and strategic objectives and realized compensation; and

•	provide an appropriate link between compensation and the creation of stockholder value through awards tied to our long-term performance and share price appreciation.

The three primary elements of compensation used to support the above goals are base salary, annual cash incentive awards and long-term incentive awards:

•	Base Salaries. The objective of base salary is to provide a compensation level that delivers cash income to the Named Executives and reflects their job responsibilities, experience and value to the Company.

•	Annual Cash Incentive Awards. This component of the compensation program rewards corporate and individual performance against pre-established annual goals.

•	Long-Term Incentive Awards. Our long-term incentive program is designed to align the interests of our Named Executives with those of our stockholders by motivating these officers to manage the Company in a manner that fosters long-term performance, as reflected in changes in stock price and achievement of profitability objectives. Long-term incentives also serve as essential tools to promote executive retention through time-based vesting requirements.

Benchmarking Process

As discussed previously, we target Named Executives’ total direct compensation to fall slightly below the median range for equivalent positions at peer group companies. The actual positioning of target compensation for individual executives may range above or below the median based on executive skill set experience and performance, as well as responsibilities of the roles compared to similar positions in the market.

For 2013 compensation planning purposes, the Compensation Committee approved the use of a peer group composed of 12 companies that are relatively comparable in size as measured by annual revenue, operate within the same general industry space, or are competitors for customers and/or executive talent. The 2013 peer group consists of the following companies:

Amedisys, Inc.

Bio Script Inc.

Catalyst Health Solutions, Inc./formerly Healthextras, Inc.

Fred’s, Inc.

Gentiva Health Services Healthsouth Corporation

Henry Schein, Inc.

Invacare Corporation

Kindred Healthcare Inc.

Magellan Health Services, Inc.

Omnicare, Inc.

PSS World Medical, Inc.

Universal American Corporation

In 2014, Catalyst Health Solutions, Inc., formerly Healthextras, Inc. and PSS World Medical were removed from the peer group, because they had been acquired and are no longer available for inclusion in the peer group. Emeritus, Triple-S Management and MEDNAX were added to the peer group, in 2014. Our revenues approximate the 25th percentile to median of the peer companies.

Components of the Executive Compensation Program

Our Named Executive compensation program consists of base salary, annual cash incentives and long-term incentives. For our Named Executives, our program is structured so that variable, or “at risk,” compensation are targeted to range from approximately 52% to 78% of total compensation. This ensures that the executives with the highest degree of responsibility to stockholders are held most accountable for results and changes in stockholder value.

Base Salary

Base salaries for our Named Executives were generally targeted to below median range for equivalent positions at the peer group companies. Actual salary for individual executives is positioned to reflect differences in job content, performance and experience. Competitive base salaries are essential to attracting and retaining executive management talent, and also serve to mitigate pressure that might otherwise exist to support high-risk business strategies if base salary was set materially below market rates.

The Compensation Committee reviews base salaries at least annually and more frequently when promotions or changes in responsibility occur within our executive management. Salary increases are generally based on factors such as competitive market data, assessment of individual performance, promotions, level of responsibility, skill set relative to external counterparts, general economic conditions and input from our CEO for Named Executives other than himself. A merit increase budget of two percent was adopted for 2013 for executives and employees.

Annual Cash Incentives

Pursuant to the Company’s annual incentive program, our Named Executives have the opportunity to earn annual cash incentives for meeting annual performance goals. The Company utilizes cash incentives as a method of tying a portion of annual compensation to our annual financial performance, as well non-financial objectives that are expected to lead to increases in long-term stockholder value. The specific objective performance criteria that must be obtained in order for bonuses to be paid are established each year by the Compensation Committee and are subject to change from year to year to reflect changes in strategic priorities.

Mr. Weishar

In 2013, the incentive opportunity for Mr. Weishar was based upon on an incentive formula tied to our adjusted EBITDA which is equal to our earnings before interest, taxes, integration, merger and acquisition related costs and other charges, depreciation and amortization expense, impairment charges of intangibles, the impact of Hurricane Sandy and other natural disasters, fines and penalties associated with governmental investigations, inquires and litigation and other accounting principle changes. Adjusted EBITDA was selected as the objective performance criterion because it is critical to focus our Named Executives on earnings and the achievement of cost savings.

Mr. Weishar’s incentive formula was 2% of adjusted EBITDA for 2013, provided that adjusted EBITDA was at least $91.6 million for the year (but in no event could the incentive exceed $2 million). The minimum EBITDA level was set to correspond to the threshold level of adjusted EBITDA under the annual bonus program described below. The EBITDA incentive formula, which was adopted to enable tax deductibility for Mr. Weishar’s annual bonus, established the maximum amount payable to Mr. Weishar for 2013; but he was not assured of earning this maximum amount. Based on 2013 adjusted EBITDA of $124.1 million, Mr. Weishar’s maximum incentive award was $2 million. The Compensation Committee reduced the size of the award under the EBITDA incentive formula to the amount payable under the annual bonus program to equal a payout equal to the amount payable under the short-term incentive program, as described below. The annual short-term incentive program rewards company and individual performance.

Annual Cash Incentive

The Compensation Committee established target award opportunities for the Named Executives under the 2013 annual bonus program, which were expressed as a percentage of base salary. These target award opportunities were individually negotiated with our Named Executives prior to their accepting employment with our Company, and in certain cases have been adjusted by the Compensation Committee in prior years to move the executives’ target compensation towards the median to above median range.

Named Executive	2013 Target Annual Bonus Award Opportunity (% of Base Salary)
Mr. Weishar	125%
Mr. Froesel	80%
Mr. Tomassetti	50%
Mr. Glynn	50%
Mr. McKay	65%
Mr. Caneris	70%
Mr. Culotta	80%

Annual bonuses are funded based on a combination of company financial performance as measured by adjusted EBITDA and individual performance relative to pre-established financial and non-financial objectives except in the case of Mr. Glynn, for whom the Adjusted EBITDA of Amerita is the performance metric. The Company, and in the case of Mr. Glynn, Amerita, must at least meet the threshold level of adjusted EBITDA in order for any payment to be made under the individual/group performance-based components. Under the program, (i) the bonus of the CEO and all Executive Vice Presidents is based 70% on Company performance and 30% on individual performance, (ii) the bonus of all the Senior Vice Presidents is based 50% on Company performance and 50% on individual performance, and (iii) the bonus of Mr. Glynn is based 100% on Amerita’s performance, however, in each case, no payments are made under the program if the Company or Amerita fail to meet the threshold amount under the annual bonus program, respectively.

For the Named Executives, other than Mr. Glynn, the threshold performance level was set at 80% of the target performance and the maximum performance level was set at 120% of target performance; the same as in 2012.

Executive	Title	Company Performance	Individual/ Group Performance
Gregory Weishar	Chief Executive Officer	70%	30%
David Froesel	Executive Vice President, Chief Financial Officer and Treasurer	70%	30%
Berard Tomassetti	Senior Vice President and Chief Accounting Officer	50%	50%
Robert McKay	Senior Vice President of Purchasing and Trade Relations	50%	50%
Thomas Caneris	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	50%	50%
Michael Culotta	Former Executive Vice President & Chief Financial Officer	70%	30%

For the Named Executives, other than Mr. Glynn, the performance and payout levels for the Company adjusted EBITDA goal were as follows; with actual bonus amounts interpolated between the percentages set forth in the chart based on actual results if performance was above the threshold:

Company Adjusted EBITDA Performance Level	Threshold: $91.6 million	Target: $114.5 million	Maximum: $137.4 million
Payout Level	40% of Award Target	100% of Award Target	175% of Award Target

Individual goals were established at the beginning of 2013 (or in the case of Mr. Froesel, shortly following his date of hire) and were tailored to reflect priorities for each executive for 2013. Individual goals related to factors such as completing acquisitions, increasing sales and client retention, minimizing bad debt expense, implementing a tax savings program, implementing inventory management processes, lower costs for procuring drug inventory, meeting departmental budgets, increasing cash flows, outsourcing payroll, starting-up a drug warehouse and other strategic initiatives.

The Company achieved adjusted EBITDA of $124.1 million for 2013, which resulted in a 131.50% payout for the target award opportunities apportioned to the financial components. Payouts for the individual components for the Named Executives (other than Mr. Glynn) ranged from 81% to 104.3% of target, resulting in total bonus payments of 110% to 123% of target.

Prior to the acquisition of Amerita, Amerita’s fiscal year end was June 30. The Company has now changed Amerita’s fiscal year end to December 31st. For the calendar year 2013, Mr. Glynn’s annual bonus was based on Amerita’s fiscal year ended June 30, 2013 and Mr. Glynn was eligible for annual target bonus opportunities (represented as a percentage of base salary) of 50%. The threshold performance level for Mr. Glynn was set at 95% of the target performance and the maximum performance level was set at 121% of target performance.

For Mr. Glynn, the performance and payout levels for Amerita’s adjusted EBITDA were as follows; with actual bonus amounts interpolated between the percentages set forth in the chart based on actual results if performance was above the threshold:

Amerita Adjusted EBITDA Performance Level	Threshold:	Target:	Maximum:
Payout Level	50% of Award Target	100% of Award Target	150% of Award Target

Amerita achieved EBITDA of 95% of its target, which resulted in a payout of 50% of Mr. Glynn’s targeted bonus amount. We are not disclosing Mr. Glynn’s specific EBITDA goal used in calculating his annual cash incentive bonus because we believe such disclosure would cause the Company and Amerita competitive harm and we consider this information to be confidential business information. However, we believe that the goals are difficult to achieve and requires Mr. Glynn and Amerita to demonstrate significant success in the operation of the Amerita business to achieve substantial payouts. Mr. Glynn also received a discretionary bonus of $15,000 for the period between July 1, 2013 and December 31, 2013.

No discretion was used in funding the bonus pool or in allocating the bonus pool.

For more information on the 2013 annual incentive opportunities for our Named Executives, please refer to the “Grants of Plan-Based Awards” section of this proxy statement at page 30.

Long-Term Incentives

The Company’s 2013 Long-Term Incentive Grants

Long-term target incentive opportunities are expressed as a percentage of base salary and vary among our Named Executives. Fiscal year 2013, long-term incentive opportunities for Messrs Weishar, Tomassetti, McKay, Caneris and Culotta were set to bring each executive’s target total direct compensation in the median to above median range. for equivalent positions in peer companies and are shown below:

Named Executive	2013 Long-Term Incentive Award Opportunity (% of Base Salary)
Mr. Weishar	233%
Mr. Tomassetti	60%
Mr. McKay	114%
Mr. Caneris	138%
Mr. Culotta	175%

In fiscal year 2013, the long-term component of our executive compensation program for Messrs Weishar, Tomassetti, McKay, Caneris and Culotta consisted of a combination of restricted stock units and performance share units. The Compensation Committee used performance share units to focus executives on longer-term operating performance expected to drive long-term stockholder value creation. Restricted stock units were granted to bolster the retention features of the executive compensation plan and further the goals of the Company’s stock ownership guidelines. These restricted stock awards, and all prior restricted stock awards granted to the Named Executives vest in three equal annual installments. All restricted stock units which have been granted to the Named Executives under the Omnibus Incentive Plan have had a requirement that no restricted stock units may vest sooner than one year from the date of the grant. The performance shares vest at the end of a three year performance period subject to achievement of pre-established goals. The long-term incentive awards were granted in the following amounts as a percentage of each of the Named Executive’s long-term incentive target award: 50% restricted stock units and 50% performance share units to balance executive retention with a focus on long-term stock price and operating performance.

The performance share units granted to our Chief Executive Officer and Executive Vice Presidents are based 85% on the achievement of an adjusted EBITDA target and 15% on the achievement of an Adjusted Diluted EPS target. Adjusted Diluted EPS is the net income for the applicable full year period and adding to net income the net of tax effect of any restructuring and impairment charges, integration, merger and acquisition related costs, the impact of Hurricane Sandy and other natural disasters, fines and penalties associated with governmental investigations, inquires and litigation and other charges and other non-recurring charges, divided by the weighted average of outstanding common stock shares and diluted equivalents on the last day of the applicable year. Adjusted EBITDA was selected as the performance measure for the 2013 performance share units to reinforce the importance of achievement of cost savings and earnings in the creation of long-term stockholder value. Adjusted Diluted EPS is used because we believe that in addition to EBITDA, our stockholders use EPS to measure the Company’s performance. We believe the combination of adjusted EBITDA and Adjusted Diluted EPS ensures that executives consider the impact on margins in executing strategies to fuel the Company’s profitable growth. The long-term incentives of Mr. McKay, Mr. Tomassetti and Mr. Caneris are based solely on adjusted EBITDA. For the 2013 performance share unit grants, performance will be measured based on 2015 adjusted EBITDA and Adjusted Diluted EPS performance. The adjusted EBITDA and Adjusted Diluted EPS performance objectives were set based on the Company’s longer-range plan, and at the time of grant were viewed to be challenging, but achievable. The actual number of performance share units earned can range from 40% at threshold performance to 175% of the target award at maximum performance, depending upon performance relative to the predetermined adjusted EBITDA and/or Adjusted Diluted EPS goals.

In connection with joining the Company in 2013, Mr. Froesel received a time based restricted stock unit grant of 60,000 shares. The restricted stock units vest in three equal installments on each of the first three anniversary dates of his date of hire. He did not receive a grant under the above-described 2013 long-term incentive opportunity.

In connection with joining Amerita in 2013, Mr. Glynn received his long-term incentive through the Amerita, Inc. 2013 Stock Appreciation Rights Plan (the “SAR Plan”). He did not receive a grant under the above-described 2013 long-term incentive opportunity. Mr. Glynn was awarded 19,412 SARs, valued at $550,000 or twice his 2013 annual base salary. Mr. Glynn’s SARs will vest three years after the grant date, at which point he will have two years to exercise such fully vested SARs. Upon exercise, Amerita will pay the holder of the SARs an amount, in cash, determined by multiplying: (a) the excess of the fair market value of a share of Amerita common stock on the date of exercise of the SAR over the base value of such SAR, which shall not be less than 100% of the fair market value of the common stock on the date of grant, by (b) the number of shares as to which such SAR is exercised.

The purposes of the SAR Plan are (a) to enhance Amerita’s ability to attract and retain the services of qualified officers and other key employees upon whose judgment, initiative and efforts the successful conduct and development of Amerita largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of Amerita, by providing them an opportunity to participate in the success and increased value of Amerita. There are 150,000 shares of Amerita common stock allocated under the SAR Plan. Any SARs granted under the SAR Plan are subject to the Amerita Board’s discretion with respect to, among other things, term and vesting, but no SAR may be exercisable more than ten (10) years after the date of its grant.

The 2011-2013 Long-Term Incentive Program

In fiscal year 2011, the long-term component of our executive compensation program for Messrs. Weishar, Tomassetti, Caneris, McKay and Culotta consisted of a combination of stock options and performance share units. The long-term incentive awards were granted in the following amounts as a percentage of the bonus target: 35% stock options, 35% restricted stock units, and 30% performance share units. These stock options vest in four equal annual installments. All options which have been granted under the Omnibus Incentive Plan are subject to the requirement that no options may best sooner than one year from the date of the grant. These restricted stock awards, and all prior restricted stock awards granted to the Named Executives vest in three equal annual installments. All restricted stock units which have been granted to the Named Executives under the Omnibus Incentive Plan have had a requirement that no restricted stock units may vest sooner than one year from the date of the grant. The Compensation Committee used adjusted EBITDA as of December 31, 2013 as the performance measurement for the 2011-2013 long-term performance incentive for Messrs Tomassetti, McKay and Mr. Caneris; and for Mr. Weishar used adjusted EBITDA and Adjusted Diluted EPS (85%/15% split) as of December 31, 2013 as the performance measurement for the 2011-2013 long-term performance incentive. Mr. Culotta’s performance share units were forfeited in connection with his separation of employment. Mr. Froesel did not have an award, because he was not an employee of the Company in 2011. Mr. Glynn also did not have an award, because he was not associated with the Company in 2011 and did not participate in the 2011-2013 long-term incentive program.

Adjusted EBITDA Performance Level	Threshold: $81.18 million	Target: $99 million	Maximum: $118.8 million
Payout Level	30% of Award Target	100% of Award Target	175% of Award Target

Adjusted Diluted EPS	Threshold: $1.02	Target: $1.09	Maximum: $1.16
Payout Level	30% of Award Target	100% of Award Target	175% of Award Target

As the Company’s 2013 adjusted EBITDA was $124.1 million, and Adjusted Diluted EPS was $1.65, payouts under the 2011-2013 Long-term Incentive Program were made at 175% of the target for each of adjusted EBITDA and Adjusted Diluted EPS.

Treatment of Equity Incentives in the Event of Change in Control

As provided in the Company’s Omnibus Incentive Plan or the award agreements related thereto, unvested equity awards granted to our Named Executives (with the exception of equity awards granted prior to 2011 held by the CEO and all equity awards held by Mr. McKay Senior Vice President of Purchasing and Trade Relations and Mr. Glynn, who as President of Amerita is not subject to and does not receive any grant or benefits under the Omnibus Incentive Plan) may automatically vest upon certain terminations of a Named Executive’s employment following a change in control. We believe that such a “double trigger” provision will encourage our executive officers to assess takeover bids objectively without regard to the potential impact on their job security while maintaining the retention power of the compensation program following a change in control. Unvested equity awards granted to our Senior Vice President of Purchasing and Trade Relations automatically vest upon a change in control as provided under terms of his employment agreement, which was entered into in 2007 prior to the development of our overall executive compensation program and the decision to provide for “double trigger” vesting with respect to our executive officers generally.

Stock Ownership Guidelines

We encourage our executive officers and other key employees to own stock in the Company. The Nominating and Governance Committee adopted stock ownership guidelines to align long-term interests of management with those of our stockholders and provide a continuing incentive to foster the Company’s success. The stock ownership guidelines became effective December 1, 2012 for certain key executive officers, including our Named Executives. Under the stock ownership guidelines, the CEO, Executive Vice Presidents, and Senior Vice Presidents are expected to own Company stock in the amount of 400%, 200%, and 100% of their annual base salary, respectively. Company Executives are expected to retain 50% of after-tax profit shares earned from the equity compensation program until the guidelines are achieved. Shares owned outright, held in a trust or other estate planning, and credited as deferred stock units or held in 401(k), and vested stock options count towards meeting the guidelines.

Each of the Named Executives, except Mr. Froesel, meets the ownership levels, as established under the guidelines. As of April 21, 2014, the value of the Named Executives’ ownership in the Company is as follows: Gregory Weishar - $22,991,053 (668.34% of target); David Froesel - $0 (0% of target); Robert McKay - $2,200,812 (729.95% of target); and Thomas Caneris - $2,683,951 (818.28% of target). Mr. Culotta’s employment with the Company terminated on April 12, 2013. Mr. Tomassetti and Mr. Glynn were not subject to the guidelines in 2013.

Policies with Respect to Speculation in the Company’s Securities

The Company, since its inception, has maintained a policy prohibiting speculative trading in the Company’s stock and the trading of derivative securities of the Company. Additionally, short sales and buying stock on margin or placing stock in margin accounts are also prohibited.

Benefits and Perquisites

Our Named Executives are eligible to participate in our 401(k) plan and certain payments are made on their behalf in connection with life insurance premiums. Otherwise, they receive the same health, life and disability benefits available to our employees generally. We do not offer a defined benefit pension plan or a supplemental executive retirement plan.

Voluntary Deferred Compensation Plan

Commencing in 2008, the Company offers certain management and “highly compensated employees”, including our Named Executives, except for Mr. Glynn, the ability to elect to defer up to 50% of their base salary and up to 100% of such participant’s annual short-term incentive program cash bonus into a non-qualified deferred compensation plan. We believe the deferred compensation plan will serve to motivate and retain our executive officers by providing a tax-effective opportunity to save for their retirement and enable them to take a more active role in structuring the timing of certain compensation payments. Participant account balances are unsecured and the participants would be unsecured creditors of the Company if the Company became insolvent or was otherwise unable to pay the balances to the participants.

Clawback Policy

The Company has a clawback policy that provides that payments that an executive officer may receive from the Company shall be subject to forfeiture or repayment to the extent required to comply with Section 304 of the Sarbanes-Oxley Act of 2002.

The Prior “Say On Pay” Vote

The Company conducted its third advisory vote on executive compensation last year at its 2013 Annual Meeting. While this vote was not binding on the Company, its Board of Directors or its Compensation Committee, the Company believes that it is important for its stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding the Company’s executive compensation philosophy, the Company’s compensation policies and programs, and the Company’s decisions regarding executive compensation, all as disclosed in this proxy statement. The Company’s Board of Directors and its Compensation Committee value the opinions of its stockholders and, to the extent there is any significant vote against the compensation of the Named Executives as disclosed in the proxy statement, the Company will consider its stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to the annual advisory vote on executive compensation, the Company discusses with its stockholders executive compensation and corporate governance issues, from time to time, through meetings and telephone calls.

At the 2013 Annual Meeting, more than 88% of the votes cast on the advisory vote on executive compensation proposal (Proposal 3) were in favor of the named executive compensation as disclosed in the proxy statement, and as a result our named executive compensation was approved. The Board of Directors and Compensation Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation policies and decisions were necessary at this time based on the vote results.

The Company has determined that its stockholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by its stockholders at the 2011 Annual Meeting. Accordingly, the Company’s Board of Directors recommends that you vote FOR Proposal 3 at the Annual Meeting. For more information, see “Proposal 3—Advisory Vote to Approve the Compensation of the Company’s Named Executives (“Say On Pay”)” in this proxy statement.

Employment Agreements

The Company amended Mr. Weishar’s employment agreement in February, 2014 to extend the agreement for three years and provide for continued vesting of his incentive awards for other than for cause terminations occurring on or after December 31, 2016, subject to compliance with restrictive covenants.

Our Board, based upon the recommendation of our Compensation Committee, approved the Company entering into employment agreements with Messrs Froesel, Caneris, McKay and Culotta at time of hire. Mr. Tomassetti does not have an employment agreement. Mr. Glynn’s employment agreement was entered into in connection with the Company’s acquisition of Amerita.

The purpose of these agreements is to attract and retain each of these individuals given their experience and qualifications to serve the Company in their respective capacities. In addition to providing for compensation opportunities described above and in the following tables and narratives, the employment agreements provide our Named Executives with benefits upon certain terminations of employment. The employment agreements also contain change in control benefits for our Named Executives to encourage them to remain focused on their work responsibilities during the uncertainty that accompanies a change in control and to provide benefits for a period of time after termination of employment following a change in control. The employment agreements contain post-employment non-competition and non-solicitation agreements for a period of twenty-four months for Mr. Weishar and Mr. McKay and eighteen months for Messrs Froesel, Caneris, Glynn and Culotta, following the date of termination. The Company believes these agreements are an appropriate method of protecting the Company’s business and investment in human capital. The severance levels and benefits were determined through negotiations with the executives. The employment agreement of Mr. Caneris, which was entered into in 2007, contains provisions for tax gross-ups under section 280G and 4999 of the Internal Revenue Code (“Code”) necessary to make him whole in the case that excise taxes are imposed as a result of a change in control, and has not been amended. The gross-up payment does not provide for payment of ordinary income taxes on amounts that would otherwise be payable in the absence of the excise taxes. For a description of the material terms of the employment agreements with each of our Named Executives, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan—Based Awards Table” below. Compensation that could potentially be paid to our Named Executives pursuant to the employment agreements upon a change in control is described below in “Potential Payments upon Termination or Change in Control.”

The employment agreement of Mr. Culotta was terminated on April 12, 2013.

Tax Deductibility of Compensation

Section 162(m) of the Code restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1.0 million to the CEO and the other Named Executives, other than the Principal Financial Officer, if certain conditions are not fully satisfied. To the extent practicable, we have preserved deductibility of compensation paid to our executive officers. However, the Compensation Committee believes that maintaining flexible compensation programs that attract highly-qualified executives is important, and may, if appropriate, award compensation that is not fully deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management.

2.	Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission.

The Compensation Committee

Thomas P. Mac Mahon, Chairman

Thomas P. Gerrity, Ph.D.

Patrick G. LePore

EXECUTIVE COMPENSATION

Summary Compensation Table for 2011 – 2013

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Gregory Weishar	2013	$837,699	$—	$1,922,278	$—	$1,218,936	$17,940	$3,996,853
Chief Executive Officer	2012	$807,702	$—	$1,922,285	$—	$1,170,691	$13,324	$3,914,002
	2011	$750,006	$—	$1,218,763	$656,750	$1,297,417	$17,599	$3,940,535

David Froesel	2013	$192,233	$—	$887,400	$—	$202,688	$17,287	$1,299,608
Executive Vice President and Chief Financial Officer and Treasurer

Jim Glynn	2013	$275,000	$15,000	$550,000	$—	$68,750	$10,200	$918,950
President, Amerita Inc.

Robert McKay	2013	$294,187	$—	$330,288	$—	$210,544	$11,826	$846,845
Senior Vice President of Purchasing and Trade Relations	2012	$283,646	$—	$330,292	$—	$210,561	$10,807	$835,306
	2011	$262,200	$—	$302,135	$117,586	$227,701	$11,344	$920,966

Thomas Caneris	2013	$320,114	$—	$435,066	$—	$257,259	$11,968	$1,024,407
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2012	$308,651	$—	$435,061	$—	$250,810	$11,646	$1,006,168
	2011	$285,307	$—	$354,044	$137,787	$257,198	$7,995	$1,042,331

Berard Tomassetti	2013	$214,098	$—	$126,498	$—	$125,792	$12,412	$478,800
Senior Vice President and Chief Accounting Officer

Michael Culotta (4)	2013	$157,346	$—	$770,250	$—	$100,367	$221,787	$1,249,750
Former Executive Vice President and Chief Financial Officer	2012	$438,157	$—	$770,251	$—	$404,092	$10,513	$1,623,013
	2011	$429,563	$—	$481,220	$259,315	$485,336	$14,066	$1,669,500

(1)	These amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the amounts are discussed in Note 10 of the Company’s audited financial statements for the year ended December 31, 2013 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2014. For 2013, 2012 and 2011, stock awards to the Named Executive (other than Mr. Glynn) are made up of restricted stock unit awards and performance share unit awards as follows:

Name	Year	Restricted Stock Units	Performance Share Units
Gregory Weishar	2013	$961,139	$961,139
	2012	$1,153,371	$768,914
	2011	$656,254	$562,509	(5)
David Froesel	2013	$887,400	$—
Jim Glynn	2013	$—	$—
Robert McKay	2013	$165,144	$165,144
	2012	$198,175	$132,117
	2011	$201,421	$100,714	(5)
Thomas Caneris	2013	$217,533	$217,533
	2012	$261,042	$174,019
	2011	$236,029	$118,015	(5)
Berard Tomassetti	2013	$63,249	$63,249
Michael Culotta (4)	2013	$385,125	$385,125
	2012	$462,151	$308,100
	2011	$259,119	$222,101	(5)

For performance share unit awards that are subject to performance conditions, the reported amount is the value at the grant date based upon the probable outcome of such conditions consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. As a result of Mr. Culotta’s termination of employment on April 12, 2013, his performance share units were forfeited and his restricted stock units vested based on a pro-rata allocation of time employed. Mr. Glynn’s stock awards reflect the stock appreciation rights award under the Amerita SAR Plan.

(2)	These amounts represent amounts earned under the Company’s short-term incentive program for the fiscal years ended December 31, 2013, 2012 and 2011. Named Executives had to be employed with the Company on the date of payout to earn the bonuses under the short-term incentive program. As a result of Mr. Culotta’s employment termination on April 12, 2013, he did not earn any bonus under the 2013 short-term incentive program. However, as part of his severance, Mr. Culotta received $100,367, which is equal to the pro-rated bonus he would have received under the short-term incentive program.

(3)	The amounts in this column include the Company’s contributions for the respective periods for the benefit of the Named Executives to the Company’s 401(k) Plan, the taxable value of life insurance premiums, severance payments and perquisites.

Name	Year	401(k) Matching	Life Insurance Premiums	Severance	Perquisites		Total
Gregory Weishar	2013	$10,200	$7,740	$—	$—		$17,940
	2012	$5,517	$7,807	$—	$—		$13,324
	2011	$10,101	$7,498	$—	$—		$17,599
David Froesel	2013	$—	$2,590	$—	$14,697	(6)	$17,287
Jim Glynn	2013	$10,200	$—	$—	$—		$10,200
Robert McKay	2013	$10,200	$1,626	$—	$—		$11,826
	2012	$9,312	$1,495	$—	$—		$10,807
	2011	$10,488	$856	$—	$—		$11,344
Thomas Caneris	2013	$10,200	$1,768	$—	$—		$11,968
	2012	$10,000	$1,646	$—	$—		$11,646
	2011	$7,055	$940	$—	$—		$7,995
Berard Tomassetti	2013	$10,200	$2,212	$—	$—		$12,412
Michael Culotta (4)	2013	$10,200	$1,144	$210,443	$—		$221,787
	2012	$6,111	$4,402	$—	$—		$10,513
	2011	$9,880	$4,186	$—	$—		$14,066

(4)	On April 12, 2013, the Company and Michael J. Culotta, the Company’s former Executive Vice President and Chief Financial Officer, mutually agreed to end Mr. Culotta’s relationship with the Company, and he received the benefits set forth in his employment agreement and Company equity award agreements for a termination without cause.

(5)

Under the 2011 long-term incentive award, the company performance criteria for the Chief Executive Officer and Executive Vice Presidents is based 85% on adjusted EBITDA and 15% on an adjusted EPS target. For the other Named Executives (other than Mr. Glynn), the company performance criteria is based on adjusted EBITDA performance. The Company surpassed both the adjusted EBITDA and Adjusted EPS targets under the 2011 Long Term Incentive Program, resulting in payouts of 175% of the target amount for both performance metrics. For the Chief Executive Officer and Executive Vice Presidents, the Adjusted EPS target was also surpassed resulting in a payout of 175% of the target amount on that portion of the award. Mr. Froesel and Mr. Glynn were not employed by the Company in 2011 and thus were not participants in the 2011 Long Term Incentive Program. Mr. Culotta ceased being a participant in the Program upon his severance of employment. Therefore, for the remaining Named Executives, other than Mr. Culotta, a payout of performance share units was earned in the following amounts:

	Grant Year	Performance Period Measurement Date	Performance Share Units Granted at Target	Market Value at Grant Date of Target Awards	Performance Share Units Earned	Market Value at Vest Date of Earned Awards
Gregory Weishar	2011	12/31/2013	51,892	$562,509	90,811	$2,248,480
Robert McKay	2011	12/31/2013	9,291	$100,714	16,259	$402,573
Thomas Caneris	2011	12/31/2013	10,887	$118,015	19,052	$471,728
Berard Tomassetti	2011	12/31/2013	3,365	$36,477	5,889	$145,812

(6)	The perquisite relates to $9,255 of relocation expenses, plus the $5,442 of the tax gross-up, that was reimbursed by the Company.

Grants of Plan-Based Awards in 2013

The following table sets forth certain information concerning grants of awards to the Named Executives in the fiscal year ended December 31, 2013.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Share of Stock or Units (4)	All other option awards: Number of securities underlying options	Exercise or base price of option awards	Grant Date Fair Value of Stock Awards (5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Gregory Weishar
Short-term Incentive	3/4/2013	$513,346	$1,047,646	$1,691,948
Long-term Incentive	3/4/2013				33,188	66,377	99,566				$961,139
Long-term Incentive	3/4/2013							66,377			$961,139

David Froesel
Short-term Incentive	8/1/2013	$215,603	$392,005	$609,567
Long-term Incentive	8/1/2013							60,000			$887,400

Jim Glynn
Short-term Incentive	3/4/2013	$63,500	$127,000	$190,500
Stock Appreciation Right (3)	3/26/2013								19,412	$28.33	$550,000

Robert McKay
Short-term Incentive	3/4/2013	$124,356	$191,317	$272,626
Long-term Incentive	3/4/2013				5,702	11,405	17,108				$165,144
Long-term Incentive	3/4/2013							11,405			$165,144

Thomas Caneris
Short-term Incentive	3/4/2013	$145,724	$224,191	$319,472
Long-term Incentive	3/4/2013				7,511	15,023	22,535				$217,533
Long-term Incentive	3/4/2013							15,023			$217,533

Berard Tomassetti
Short-term Incentive	3/4/2013	$69,616	$107,102	$152,621
Long-term Incentive	3/4/2013				2,184	4,368	6,552				$63,249
Long-term Incentive	3/4/2013							4,368			$63,249

Michael Culotta
Long-term Incentive	3/4/2013	$196,741	$357,711	$556,241	13,298	26,597	39,896				$385,125
Long-term Incentive	3/4/2013							26,597			$385,125

(1)	With respect to the Named Executives, other than Mr. Glynn, the amounts in the table represent the estimated possible payouts of cash awards under the formula-based and individual-based component of the Company’s 2013 short-term incentive program which is tied to the Company’s financial performance and group/individual performance. The Company performance cycle for the 2013 short-term incentive program began on January 1, 2013 and ended on December 31, 2013. As a result of Mr. Culotta’s termination of employment, he was not entitled to receive any payouts under the 2013 short-term incentive program. However, as part of his severance, Mr. Culotta received $100,367, which is equal to the pro-rated bonus he would have received under the short-term incentive program.

With respect to Mr. Glynn the amounts in the table represent the estimated possible payouts of cash awards under the formula-based components of Amerita’s 2013 short-term incentive program which is tied to Amerita’s financial performance. Amerita’s performance cycle for the 2013 short-term incentive program began on July 1, 2012 and ended on June 30, 2013.

The Company’s and Amerita’s 2013 short-term incentive program and Amerita’s SAR Plan is more fully described in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” section below.

(2)	The amounts in the table represent the estimated possible payouts of performance share unit awards under the Company’s 2013 long-term incentive program which is tied to the Company’s financial performance. The Company’s 2013 long-term incentive program is more fully described in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” section below. The performance cycle for the performance share unit awards granted March 4, 2013 commenced on January 1, 2013 and ends on December 31, 2015. As a result of Mr. Culotta’s termination of employment, his performance shares were forfeited and he was not entitled to receive any payout of performance share units under the 2013 long-term incentive program.

(3)	Represents Mr. Glynn’s award under the Amerita SAR Plan. Mr. Glynn’s SAR will vest three years after the grant date, at which point he will have two years to exercise such fully vested SARs. Amerita’s SAR Plan is more fully described in the “Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table” section below.

(4)	These restricted stock units were granted under the Company’s 2013 long-term incentive program. Restricted stock units granted to Named Executives will vest in three equal annual installments beginning on the first anniversary of the grant date. As a result of the termination of Mr. Culotta’s employment on April 12, 2013, his restricted stock units vested based on a pro rata allocation of time employed.

(5)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718. For awards that are subject to performance conditions, the reported amount is the value at the grant date based upon the probable outcome of such conditions consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

During 2011, 2012 and 2013, all of our Named Executives, except for Berard Tomassetti, were employed pursuant to employment agreements with the Company. Additional provisions of the employment agreements are set forth in the Compensation Discussion and Analysis.

Employment Agreement with Mr. Weishar

On February 27, 2014, the Company amended and restated, in a letter agreement (the “Employment Agreement”) effective as of the same date, Mr. Weishar, our Chief Executive Officer’s, employment terms, superseding the previous employment agreements setting forth the terms and conditions of Mr. Weishar’s employment, dated September 29, 2010 and January 14, 2007, as amended. The original term of the Employment Agreement ends on December 31, 2016. The Employment Agreement will automatically be extended for successive one-year periods, unless either Mr. Weishar or the Company gives notice of non-renewal to the other at least 120 days before the then-scheduled expiration of the term. The Employment Agreement provides that Mr. Weishar receives a minimum annual base salary of at least $842,000. The Employment Agreement also provides that, for each year during the term, Mr. Weishar, to the extent that the quantitative performance objectives established annually by the Board or the Compensation Committee are met (i) will be eligible to receive a performance-based annual cash bonus with a target payment opportunity equal to at least 125% of his annual base salary , and (ii) will receive long-term incentive grants with an aggregate fair value equal to at least 230% of his annual base salary,

The type of compensation due Mr. Weishar in the event of the termination of his employment agreement with the Company varies depending on the nature of the termination.

Termination without Cause or Resignation for Good Reason—If we terminate Mr. Weishar’s employment without Cause or he terminates his employment with Good Reason, or due to a Change in Control (as such terms are defined below), he will be entitled to receive:

•	a lump-sum cash payment equal to the sum of (i) any earned but unpaid base salary through the date of termination, (ii) any expense reimbursement payments then due, (iii) an amount in respect of any earned but unused paid time off through the date of termination (with the value of unused paid time off being equal to his then annual base salary divided by 250) (such benefits, the “Accrued Benefits”), plus a the lesser of his annual target bonus or his maximum award earned under the Compensation Committee resolutions that establish the negative discretion approach under the Omnibus Incentive Plan (based on actual performance during the entire year and without regard to discretionary adjustments), pro rated through the date of termination and payable on the date annual bonuses for the year of termination are payable to other senior executives; and

•	in the event a Change in Control has occurred within 12 months prior to the termination date, a lump-sum cash payment equal to three times the sum of his then annual base salary and annual target bonus for the calendar year in which termination occurs; or

•	in the event a Change in Control has not occurred within 12 months prior to the termination date, an amount equal to two times the sum of his then annual base salary and target bonus for the calendar year in which termination occurs, payable in equal monthly installments over the 24-month period following the termination date. However, if a Change in Control occurs after the termination date, the total amount of any unpaid installments shall be paid as a lump-sum cash payment on the date of the Change in Control. Additionally, if a Change in Control occurs after the termination date and either the Company gives written notice to Mr. Weishar of his termination after the Company has entered into a definitive agreement for one or more transactions that would result in a Change in Control, or the Change in Control occurs within 6 months after the termination date and Mr. Weishar’s termination occurred at the request of a third party who had taken steps reasonably calculated to effect a Change in Control, then the Company will pay Mr. Weishar an additional lump-sum cash payment on the date of the Change in Control equal to the sum of his annual base salary as of the termination date and annual target bonus for the calendar year in which the termination date occurs.

In addition to the foregoing cash payments:

•	with respect to compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards granted prior to January 1, 2011, such awards shall vest and have their restrictions lapse in connection with Mr. Weishar’s termination of employment as of the termination date (except with respect to performance-based equity awards which shall vest as of the end of the applicable performance period). Performance-based equity awards will only vest to the extent applicable performance goals are achieved (disregarding any exercise of negative discretion that is not similarly applied to all senior executive participants). Compensatory stock options shall remain exercisable until the earliest of a Change in Control upon which all other compensatory stock options or similar awards cease to be exercisable, the second anniversary of the termination date or the expiration of their maximum stated term; and

•

with respect to compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards received on or after January 1, 2011 and prior to January 1, 2014, such awards shall vest and have their restrictions lapse in connection with Mr. Weishar’s termination of employment as of the termination date (except with respect to performance-based equity awards which shall vest as of the end of the applicable performance period). Performance-based equity awards will only vest to the extent applicable performance goals are achieved (disregarding any exercise of negative discretion that is not similarly applied to all senior executive participants). Compensatory stock options shall remain exercisable until the earliest of a Change in Control upon which all other compensatory stock options or similar awards cease to be exercisable, the second anniversary of the termination date or the expiration of their maximum stated term; and

•	with respect to compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards received on or after January 1, 2014, such awards shall be treated as follows: (A) if the termination date occurs prior to December 31, 2016, each compensatory stock option shall vest before the first anniversary of the termination and remain, exercisable until the earliest of a Change in Control, the ninetieth (90th) day after the termination date, or the expiration of their maximum stated term; (B) if the Termination Date occurs on or after December 31, 2016, each such compensatory stock option vest and become exercisable in accordance with the employment vesting schedule as if employment hereunder had continued, and shall remain, exercisable until the earliest of a Change in Control, the third anniversary of the termination date, or the expiration of its maximum stated term; (C) if the termination date occurs prior to December 31, 2016, each such compensatory restricted stock award shall, to the extent that it would have become vested on or before the first anniversary of the termination date if your employment had continued, become fully vested, and its restrictions shall lapse, as of the termination date; (D) if the Termination Date occurs prior to December 31, 2016, a pro-rata portion of each such performance-based equity award shall vest and not be forfeitable to the extent applicable performance goals are achieved; (E) if the termination date occurs on or after December 31, 2016, each such performance-based equity award shall vest and not be forfeitable as of the end of the applicable performance period (in full and without pro-ration) to the extent applicable performance goals are achieved; and

•	coverage for a period of 24 months under the Company’s welfare benefit plans at Mr. Weishar’s expense, provided that for such 24 month period, the Company shall make payments to Mr. Weishar on a monthly basis equal to the after-tax cost of coverage for such plans.

“Cause” is defined as Mr. Weishar’s conviction of, or plea of guilty or nolo contendere to, a felony; his commission of intentional acts of gross misconduct (including, without limitation, theft, fraud, embezzlement or dishonesty) that significantly impair the business of the Company or cause significant damage to its property, reputation or business; his willful refusal to perform, or willful failure to use good faith efforts to perform, material duties that remain uncured for 14 days following written request from the Board for cure; his willful and material breach of any material provision of the Company’s code of ethics, or of any other material policy governing the conduct of its employees generally, that remains uncured for 14 days following written request from the Board for cure; or his willful and material breach of the employment agreement that remains uncured for 14 days following written request from the Board for cure.

“Good Reason” is defined as any material diminution in Mr. Weishar’s authorities, titles or offices, or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to the chief executive officer of a Company of the size and nature of the Company (other than a failure to be re-elected to the Board following nomination for election); any change in the reporting structure such that he reports to someone other than the Board; any relocation of the Company’s principal office, or of his principal place of employment to a location more than 50 miles the existing principal office or principal place of employment; any material breach by the Company, or any of its affiliates, of any material obligation to Mr. Weishar under his employment agreement; or any failure of the Company to obtain the assumption in writing of its obligations to perform the employment agreement by any successor to all or substantially all of the business and assets of the Company within 15 days after any merger, consolidation, sale or similar transaction; in each case that either has not been consented to by Mr. Weishar or is not fully cured within 30 days after written notice to the Company requesting cure.

Termination for Death or Disability—If Mr. Weishar’s employment is terminated due to his death or disability (defined as his inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this agreement for 180 days out of any 270 consecutive days), he (or his successors-in-interest) shall receive a lump-sum cash payment equal to the Accrued Benefits plus his annual target bonus for the calendar year in which termination occurs. In addition to the foregoing cash payment:

•	with respect to compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards, to the extent such awards would have vested, had their restrictions lapse or become exercisable prior to the first anniversary of the termination date, such awards shall vest and have their restrictions lapse in connection with Mr. Weishar’s termination of employment as of the termination date. Compensatory stock options shall remain exercisable until the earliest of a Change in Control upon which all other compensatory stock options or similar awards cease to be exercisable, the first anniversary of the termination date or the expiration of their maximum stated term; and

•	coverage for a period of 12 months under the Company’s welfare benefit plans at Mr. Weishar’s expense, provided that for such 12 month period, the Company shall make payments to Mr. Weishar on a monthly basis equal to the after-tax cost of coverage for such plans.

Termination Due to Non-Renewal of Employment Agreement or Other Terminations—If Mr. Weishar’s employment is terminated because of the expiration of its term due to notice of non-renewal or for any other reason (including voluntary resignation), he will be entitled to receive a lump-sum cash payment equal to the Accrued Benefits. In addition to the foregoing cash payment:

•	in the case Mr. Weishar’s employment is terminated in connection with of the expiration of the agreement’s term due to notice of non-renewal by the Company, with respect to compensatory stock options, compensatory restricted stock awards, performance-based equity awards (i) received prior to January 1, 2014, shall vest and have their restrictions lapse in connection with Mr. Weishar’s termination of employment as of the termination date (except with respect to performance-based equity awards which shall vest as of the end of the applicable performance period). Compensatory stock options shall remain exercisable until the earliest of a Change in Control upon which all other compensatory stock options or similar awards cease to be exercisable, the second anniversary of the termination date or the expiration of their maximum stated term; and (ii) received on or after January 1, 2014, shall be treated as if Mr. Weishar’s employment had been terminated by the Company without Cause and any other equity based award received on or after January 1, 2014, shall become fully vested, and non-forfeitable, as of the termination date, and

•	in the case of Mr. Weishar’s employment is terminated in connection with of the expiration of the agreement’s term due to his notice of non-renewal, with respect to compensatory stock options (i) received prior to January 1, 2014, shall be, and remain, fully vested as of the termination date and shall be, and remain, fully exercisable until the earliest of a Change in Control, the first anniversary of the termination date, or the expiration of its maximum stated term, and

•	In the case Mr. Weishar resigns on or after December 31, 2016, and without Good Reason (whether due by your delivery of written notice of non-renewal or otherwise), each compensatory stock option, compensatory restricted stock award, and each performance-based equity award received on or after January 1, 2014, shall be treated as if Mr. Weishar had resigned with Good Reason, and as explained above.

Change in Control—In the event of the termination of Mr. Weishar’s employment (x) after the Company has entered into a definitive agreement that would result in a Change in Control (as defined below) and such Change in Control occurs within six (6) months after termination, (y) at the request of a third party who has taken steps reasonably calculated to effect a Change in Control and such Change in Control occurs within six (6) months after termination of employment, or (z) within twenty-four (24) months after a Change in Control, in each case either by the Company without Cause or due Mr. Weishar’s resignation with Good Reason then

(i) each compensatory stock option received shall become fully vested, and shall be exercisable until the earlier of the second anniversary of the termination date or its maximum stated term; (ii) each compensatory restricted stock award received shall become fully vested, and all contractual restrictions on it shall lapse as of the termination date; (iii) each unvested performance-based equity award received shall also become fully vested, and non-forfeitable to the extent of the target number of shares subject to the award; and (iv) any other equity-based award shall become fully vested and non-forfeitable. Notwithstanding the foregoing, a termination of employment described in clause (x) or (y) above shall have no effect on the vesting of exercisability of any equity-based award granted prior to January 1, 2014.

Change in control is defined as:

•	any person or group acquires stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

•	any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

•	the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination either: (i) more than 50% of the total fair market value of the stock of the corporation resulting from such Business Combination (the “Surviving Corporation”) or the ultimate parent corporation of the Surviving Corporation (the “Parent Corporation”) is represented by stock of the Company that was outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares of the Surviving Corporation or Parent Corporation into which stock of the Company was converted pursuant to such Business Combination) or (ii) 50% or more of the total voting power of Surviving Corporation or Parent Corporation is represented by stock of the Company that was outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares of the Surviving Corporation or Parent Corporation into which stock of the Company was converted pursuant to such Business Combination);

•	during any twelve (12) month period a majority of the individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) are replaced, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; or

•	any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions (for this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets); provided, however that no change in control shall be deemed to occur as a result of a transfer to:

•	a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

•	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

•	a person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

•	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described above.

Effect of Golden Parachute Tax—If the aggregate of payments, awards, benefits and distributions (or any acceleration of any payments, awards, benefits or distributions) due to Mr. Weishar under the employment agreement or under any other plan, program, agreement or arrangement of the Company (or of any of its affiliated entities) or any entity which effectuates a change in control (or any of its affiliated entities) (the “280G benefits”), would, if received by him in full and valued under Section 280G of the Code, constitute “parachute payments” as such term is defined in and under Section 280G of the Code, and the payment the 280G benefits net federal, state and local taxes and excise taxes under Section 4999 of the Code would exceed $1.00 less than three times Mr. Weishar’s “base amount” (as defined under Section 280G), then such payments, benefits and distributions shall be reduced pro rata or eliminated to the extent necessary to ensure that such amounts do not constitute parachute payments. Such payments, benefits and distributions shall be reduced or eliminated in the following order: first, the elimination of cash benefits (other than cash benefits relating to the acceleration of equity awards) which do not constitute “deferred compensation” under Section 409A of the Code, then all other benefits (other than cash benefits relating to the acceleration of equity awards). To the extent the 280G benefits would not exceed $1.00 less than three times Mr. Weishar’s “base amount,” then they shall not be reduced or eliminated.

If it is established that 280G benefits have been made or provided for Mr. Weishar’s benefit by the Company in excess of such limitations, Mr. Weishar shall repay such excess amount to the Company on demand, together with interest on such amount. In the event 280G benefits were not made by the Company should have been made, then the Company shall pay him an amount equal to such underpayment, together with interest on such amount.

Non-Competition—Mr. Weishar agreed that during his employment and for a two-year period following the termination of his employment that he will not, for himself or on behalf of any other person or entity, directly or indirectly, engage in, acquire any significant financial or beneficial interest in, be employed by, participate materially in, own, manage, operate or control or be materially connected with, in any relevant manner any entity that competes materially with the business of the Company (considering only business conducted by the Company during the term of the employment agreement, or being actively planned by the Company as of the date of his termination) in the United States of America.

Non-Solicitation—Furthermore, Mr. Weishar agreed that during his employment with the Company and for a one-year period following the termination of his employment that he will not personally (i) other than in the course of performing his duties for the Company or its affiliates, directly or indirectly, for his own account or for the account of any other person, solicit for employment, hire, or otherwise interfere with the relationship of the Company with, any person who is an employee of, or a consultant to, the Company at the time of solicitation, hiring or interference, or (ii) in competition with the Company, directly or indirectly, individually or on behalf of other persons solicit or seek to do business with any entity which, as of the earlier of the date of termination of his employment or the date of solicitation, was a customer or a client of the Company or was, to his knowledge, being actively solicited by the Company to be a customer or client of the Company.

Confidentiality—Mr. Weishar also agreed to certain confidentiality provisions in his employment agreement.

Employment Agreements with other Named Executives

On July 11, 2007, we entered into an employment agreement with Mr. Culotta that became effective on August 1, 2007, the first day of business operations of the Company. On July 31, 2007, we entered into an employment agreement with Mr. McKay. On August 7, 2007, we entered into an employment agreement with Mr. Caneris. On November 10, 2012, we entered into an employment agreement with Mr. Glynn in connection with the acquisition of Amerita. On August 1, 2013, we entered into an employment agreement with Mr. Froesel (Mr. Froesel, Mr. Culotta, Mr. McKay, Mr. Caneris and Mr. Glynn are collectively referred to in this section as the “Executive Officers”). The agreements of Messrs. Culotta, Glynn and Caneris provide for an indefinite term of employment, subject to certain terminations of employment described in more detail below (the “Employment Period”). The agreement of Mr. McKay provides for a term that ended on December 31, 2011, subject to automatic renewal for unlimited one-year periods absent cancellation on 120 days prior written notice by the Company or Mr. McKay. Neither party submitted written notice of cancellation, therefore, Mr. McKay’s agreement will now expire on December 31, 2014. Mr. Froesel’s agreement has an initial term through September 30, 2016, subject to automatic renewal for unlimited one-year periods absent cancellation on 120 days prior written notice by the Company or Mr. Froesel.

On April 12, 2013, Mr. Culotta’s employment agreement was terminated.

Pursuant to the terms of their employment agreements, Mr. Froesel, Mr. McKay, Mr. Glynn and Mr. Caneris received or receive a minimum base salary of $490,000, $250,000, $275,000 and $250,000 respectively, which is reviewed annually by our Compensation Committee and our Chief Executive Officer. At the time of his termination, Mr. Culotta’s base salary was $405,000.

During the Employment Period, each of the Executive Officers, other than Mr. Glynn, are eligible to (i) participate in any short-term and long-term incentive programs established or maintained by the Company for senior level executives generally, (ii) participate in all incentive, savings and retirement plans and programs of the Company to at least the same extent as other senior executives of the Company, (iii) participate, along with their dependents, in all welfare benefit plans and programs provided by the Company to at least the same extent as other senior executives of the Company, and (iv) four weeks of paid vacation per calendar year. During his Employment Period, Mr. Glynn is eligible to (i) to participate in any bonus, compensation, welfare benefit plans, retirement plans and incentive programs specifically established and/or maintained by the Company for the Amerita business and the Company’s 401(k) plan, and (ii) four weeks of paid vacation per calendar year.

The type of compensation due to each of the Executive Officers in the event of the termination of his Employment Period varies depending on the nature of the termination.

Termination without Cause or Resignation for Good Reason—If, during the Employment Period, we terminate an Executive Officer’s employment without Cause or he terminates his employment with Good Reason (as such terms are defined below), such Executive Officer will be entitled to receive:

•	A lump-sum cash payment equal to (i) the Executive Officer’s base salary through the date of termination that has not yet been paid, (ii) a pro rata bonus for the calendar year of termination, to be determined using the Executive Officer’s 100% target bonus, (iii) any accrued but unpaid vacation pay, and (iv) any other unpaid items that have accrued and to which the Executive Officer has become entitled as of the date of termination (collectively referred to herein as the “Accrued Obligations”); and

•	(i) Continued payment for 18 months of the Executive Officer’s then current base salary and (ii) a bonus equal to the average of the annual bonuses earned by the Executive Officer over the three complete years prior to the date of termination (or, if less than three years, the average bonus earned during such shorter period).

In addition to the foregoing cash payments:

•

For the 18 month period following the date of termination, each Executive Officer, except for Mr. Glynn, for whom such period is 12 months, will be entitled to receive a waiver of the applicable premium otherwise payable for COBRA continuation coverage for the Executive Officer, his spouse and eligible dependents, for health, prescription, dental and vision benefits; provided that to the extent COBRA continuation coverage eligibility expires before the end of such period, the Executive Officer will receive payment, on an after-tax basis, of an amount equal to such premium. The Company’s obligations to provide such benefits will cease upon the date of commencement of eligibility of the Executive Officer under the group health plan of any other employer or the date of commencement of eligibility of the Executive Officer for Medicare benefits;

•	Each Executive Officer will be entitled to receive executive level outplacement assistance under any outplacement assistance program of the Company then in effect; and

•	Each outstanding option, restricted stock or other equity award held by the Executive Officer shall become vested to the extent provided for under the terms governing such equity incentive award; provided, however, that Mr. McKay’s stock options and restricted stock units that would have become vested or exercisable on or before the third anniversary of the termination date, had his employment continued through such third anniversary, shall become fully vested and exercisable as of such termination date pursuant to the terms of his employment agreement.

The Company’s obligation to provide any of the payments described above, to the extent not accrued as of the date of termination, will be conditioned upon the receipt from the Executive Officer of a valid release of claims against the Company. In addition, to the extent any of the foregoing payments, compensation or other benefits is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Executive Officer is a specified employee for purposes of Section 409A, such payment, compensation or other benefit will not be paid or provided to the Executive Officer prior to the day that is six (6) months plus one (1) day after the date of termination.

“Cause” is generally defined in each of the employment agreements as the Executive Officer’s (i) continued failure to substantially perform his duties over a period of not less than 30 days after a demand for substantial performance is delivered by our Board or Chief Executive Officer, (ii) willful misconduct materially and demonstrably injurious to the Company, (iii) commission of or indictment for a misdemeanor which, as determined in good faith by our Board, constitutes a crime of moral turpitude and gives rise to material harm to the Company, (iv) commission of or indictment for a felony, or (v) material breach of his obligations under the employment agreement.

“Good Reason” is generally defined in each of the employment agreements as (i) any reduction in the Executive Officer’s base salary, incentive bonus opportunity or long-term incentive opportunity, other than reductions applicable to all members of senior management or (ii) material failure by the Company to comply with certain provisions of the employment agreement relating to the Executive Officer’s position and duties and compensation, other than an isolated, insubstantial or inadvertent failure that is not taken in bad faith and is cured by the Company within 30 days of receipt of written notice thereof from the Executive Officer. In general, the Company will have 20 days to cure any conduct that gives rise to Good Reason.

Termination for Death or Disability—If an Executive Officer’s employment is terminated due to his or her death or disability (defined as a condition entitling the Executive Officer to benefits under the Company’s long-term disability plan), the Company shall pay to the Executive Officer (his or her estate), the Accrued Obligations. In addition, if an Executive Officer’s employment is terminated due to his or her death, each outstanding option, restricted stock unit or other equity award held by the Executive Officer shall become vested.

Termination for Cause or Resignation other than for Good Reason—If an Executive Officer’s employment is terminated by us for Cause or by the Executive Officer for other than Good Reason, the Company shall pay to the Executive Officer the Executive Officer’s base salary through the date of termination that has not been paid and the amount of any declared but unpaid bonuses, accrued but unpaid vacation pay and unreimbursed employee business expenses.

Change in Control—The employment agreements of Mr. Froesel, Mr. Culotta, and Mr. Caneris have change in control provisions that formalize their severance benefits if they are terminated under the circumstances discussed below after a change in control of the Company. The employment agreements of Mr. Froesel, Mr. Culotta, and Mr. Caneris do not entitle these officers to any additional payments or benefits solely upon the occurrence of a change in control. However, if, within one year following a change in control, their employment is terminated (i) by the Company or the officer following the occurrence of (A) a reduction in the officer’s base salary other than a reduction that is based on the Company’s financial performance or a reduction similar to the reduction made to the salaries provided to all or most other senior executives of the Company, (B) a significant change in the officer’s responsibilities and/or duties which constitute a demotion, (C) a material loss of title or office, or (D) a relocation of the officer’s principal place of employment of more than 50 miles, or (ii) by the Company without Cause (an event described in (i-ii) being a “CIC Termination”), the officer will be entitled to the same payments and benefits he or she would have received upon a termination without Cause or resignation for Good Reason, as described above. Mr. McKay’s Employment Agreement provides for immediate vesting of any outstanding options, restricted stock or other equity incentive award upon a change in control of the Company. In the event of a CIC Termination, Mr. McKay will be entitled to the same payments and benefits he would have received upon a termination without Cause or resignation for good reason. In addition, subject to the officer’s execution of a written release of claims against the Company, the officer will become vested in any outstanding options, restricted stock, or other equity incentive awards outstanding as of the date of such termination.

Change in Control means:

•	any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquiring 40% or more of our common stock;

•	a majority of our directors being replaced under certain circumstances;

•	a merger or consolidation of the Company with any other Company (other than a merger or consolidation where the outstanding voting securities of the Company immediately prior to such an event continue to represent more than 40% of the combined voting power after such event or a merger or consolidation); and

•	approval by our stockholders to liquidate or dissolve the Company or to sell all or substantially all of the Company’s assets in certain circumstances.

In the event that any payments made and/or benefits provided to (or any acceleration of any payments or benefits to) Mr. Culotta, Mr. Caneris or Mr. McKay, respectively, in connection with a change in control pursuant to the employment agreement or any other agreement, plan or arrangement (the “Change in Control Payments”) are determined to constitute a parachute payment (as such term is defined in Section 280G(b)(2) of the Code) and such Change in Control Payments with respect to such Named Executive in the aggregate exceed the amount which can be deducted by us under Section 280G of the Code by (i) less than 10% of the aggregate value of the Change in Control Payments, then the Change in Control Payments shall be reduced to the maximum amount which can be deducted by us or (ii) more than 10% of the aggregate value of the Change in Control Payments, then we shall pay to the Named Executive an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the excise tax imposed under Section 4999 of the Code on the Change in Control Payment.

If the aggregate of the Change in Control Payments due to Mr. Froesel under his Employment Agreement or under any other plan, program, agreement or arrangement of the Company (or any of its affiliated entities) or any entity which effectuates a change in control (or any of its affiliated entities) (the “280G Benefits”) would, if received by him in full and valued under Section 280G of the Code, constitute “parachute payments” as such term is defined in and under Section 280G of the Code, and the payment of the 280G benefits after all federal, state and local taxes and excise taxes under Section 4999 of the Code would exceed $1.00 less than three times Mr. Froesel’s “base amount” (as defined under Section 280G), then such Change in Control Payments shall be reduced pro rata or eliminated to the extent necessary to ensure that such amounts do not constitute parachute payments. Such Change in Control Payments shall be reduced or eliminated in the following order: first, the elimination of cash benefits (other than cash benefits relating to the acceleration of equity awards) which do not constitute “deferred compensation” under Section 409A of the Code, then all other benefits (other than cash benefits relating to the acceleration of equity awards). To the extent the 280G benefits would not exceed $1.00 less than three times Mr. Froesel’s “base amount,” then they shall not be reduced or eliminated. If the reduction of the 280G Benefits would not result in a greater after-tax result to Mr. Froesel, no amounts payable to him shall be reduced.

The determination of whether any payment or benefit to be paid or provided to any Named Executive constitutes a parachute payment and, if so, the amount to be paid to the officer and the time of payment shall be made by a nationally-recognized independent accounting firm selected and paid for by us.

Mr. Glynn’s Agreement does not have a change in control provision formalizing his severance benefits and upon a Change in Control, and the terms of his award agreements would control in the event of a Change in Control.

Each of Mr. Froesel, Mr. Culotta, Mr. McKay, Mr. Caneris and Mr. Glynn has also agreed to certain confidentiality, non-competition and non-solicitation provisions in their respective employment agreements.

Mr. Tomassetti does not have an employment agreement with the Company. He has however executed an Agreement to Protect Company Assets in which Mr. Tomassetti has agreed to certain confidentiality, non-competition and non-solicitation provisions. In the event of Mr. Tomassetti’s termination of employment, he will receive payment in accordance with the terms of any applicable award agreements and equity incentive plans.

Separation Agreement with Mr. Culotta

Mr. Culotta was formerly employed by the Company as Executive Vice President and Chief Financial Officer, and originally entered into an employment agreement dated July 11, 2007. In connection with the termination of Mr. Culotta’s employment on April 12, 2013, the Company and Mr. Culotta entered into a Separation of Employment and General Release on April 22, 2013.

Under the terms of his employment agreement and separation agreement, Mr. Culotta will receive the benefits set forth in his existing employment agreement and Company equity award agreements for a termination without cause. These benefits generally consist of (1) a cash severance benefit equal to Mr. Culotta’s base salary for 18 months, a bonus equal to the average of the annual bonuses earned by Mr. Culotta over the past three years, and a pro rata bonus for the 2013 calendar year based on Mr. Culotta’s target bonus; (2) health insurance benefits for 18 months; and (3) executive level outplacement assistance. Additionally, in connection with his termination, Mr. Culotta’s 14,835 restricted stock units vested and any and all other unvested equity or equity based awards were forfeited. Mr. Culotta had 90 days following his termination to exercise his vested stock options.

As a part of the terms of his separation agreement, Mr. Culotta has agreed to certain confidentiality, non-competition and non-solicitation provisions.

2013 Annual Cash Incentives—Mr. Weishar

Pursuant to the Company’s 2013 short-term incentive program, the incentive opportunity for Mr. Weishar was based upon on an incentive formula tied to our adjusted EBITDA which is equal to our annual earnings before interest, taxes, integration, merger and acquisition and other related charges, depreciation and amortization expense, impairment charges of intangibles, the effect of Hurricane Sandy and other natural disasters, fines and penalties associated with governmental investigations, inquiries and litigation and other accounting principle changes. Adjusted EBITDA was selected as the objective performance criterion because it is critical to focus our Named Executives on earnings and the achievement of cost savings.

Mr. Weishar’s incentive formula was 2% of adjusted EBITDA for 2013, provided that adjusted EBITDA was at least $114.5 million for the year (but in no event could the incentive exceed $2.0 million). The Compensation Committee had the authority to reduce the annual amount payable under the EBITDA incentive formula based on its assessment of financial goals (e.g., adjusted EBITDA) and his individual performance.

2013 Annual Bonus Program

Pursuant to the Company’s 2013 short-term incentive program, our Named Executives, except for Mr. Glynn, had the opportunity to earn annual cash incentives for meeting annual performance goals and individual performance goals. In 2013, the incentives were based, in part, upon the Company achieving adjusted EBITDA goals. For the Company in 2013, $114.5 million of adjusted EBITDA was set as the target for the payment of bonuses. Adjusted EBITDA goals for the Company for threshold and maximum bonuses were $91.6 and $137.4 million, respectively.

Target bonus opportunities were expressed as a percentage of base salary and vary among our Named Executives. Mr. Weishar’s target annual bonus is equal to 125% of his base salary. In fiscal year 2013, Mr. Froesel, Mr. Culotta, Mr. McKay, Mr. Tomassetti and Mr. Caneris were eligible for annual target bonus opportunities (represented as a percentage of base salary) of 80%, 80%, 65%, 50% , and 70% respectively.

The Company achieved adjusted EBITDA of $124.1 million for the fiscal year ended December 31, 2013; therefore, total bonuses (reflecting the individual component of the bonus as well) were paid to the Named Executives at 110% to 123% pay out level, except for Mr. Culotta, whose employment terminated in April, 2013.

Pursuant to the Amerita’s 2013 Stock Incentive Program, Mr. Glynn had the opportunity to earn annual cash incentives for meeting annual Amerita performance goals, which were based upon Amerita achieving certain adjusted EBITDA goals. We are not disclosing Mr. Glynn’s specific EBITDA goal used in calculating his annual cash incentive bonus because we believe such disclosure would cause the Company and Amerita competitive harm and we consider this information to be confidential business information. However, we believe that the goals are difficult to achieve and requires Mr. Glynn and Amerita to demonstrate significant success in the operation of the Amerita business to achieve substantial payouts. Amerita achieved adjusted EBITDA of 95% of the target performance for the fiscal year ended June 30, 2013, therefore, a bonus was paid to Mr. Glynn’s at the 50% payout level. Mr. Glynn also received a $15,000 discretionary bonus for the stub period between July 1, 2013 and December 31, 2013.

The Named Executives, other than Mr. Glynn, must remain continuously employed full-time by the Company until the award payment date in order to be entitled to receive a payout of an award under the 2013 short-term incentive program. Mr. Glynn must remain continuously employed full-time by Amerita until the award payment date in order to be entitled to receive a payout of an award under the 2013 Stock Incentive Program.

2013 Long-Term Incentive Program

Pursuant to the Company’s 2013 long-term incentive program (the “2013 LTIP”), our Named Executives, except for Mr. Glynn, are eligible to receive restricted stock units and performance share unit awards based on pre-established performance objectives and goals. The 2013 LTIP performance criteria for the Chief Executive Officer and Executive Vice Presidents is based 85% on an adjusted EBITDA target and 15% on an adjusted diluted EPS target. For all other Named Executives, an adjusted EBITDA target accounts for 100% of the performance criteria. The 2013 LTIP performance cycle began on January 1, 2013 and ends on December 31, 2015.

Awards granted pursuant to the 2013 LTIP to our Named Executives in the following amounts as a percentage of the bonus target: 50% restricted stock units and 50% performance share units. On March 4, 2013, the Compensation Committee awarded restricted stock units and performance share units under the 2013 LTIP in the following amounts to the following Named Executives:

Name	Year of Grant	Restricted Stock Units	Performance Share Awards
Gregory Weishar	2013	66,377	66,377
Michael Culotta	2013	26,597	26,597
Robert McKay	2013	11,405	11,405
Thomas Caneris	2013	15,023	15,023
Berard Tomassetti	2013	4,368	4,368

In connection with Mr. Culotta’s employment termination on April 12, 2013, he was not eligible to receive a payment in connection with the performance share units. His restricted stock units vested based on a pro-rata allocation of time employed, such that 739 of Mr. Culotta’s restricted stock units vested in connection with his termination. In connection with joining the Company in 2013, Mr. Froesel received a time based restricted stock unit grant of 60,000 shares. The restricted stock units vest in three equal installments on each of the first three anniversary dates of his date of hire. He did not receive a grant under the above-described 2013 long-term incentive opportunity.

The restricted stock units granted under the Company’s 2013 long-term incentive program will vest in three equal annual installments beginning on the first anniversary of the grant date. In the event of a change in control, acceleration of vesting of restricted stock units will occur if an employee is terminated by the Company without cause or the employee voluntarily terminates employment with good reason during the 24 month period following a change in control (“Qualifying Termination”). Vesting of restricted stock units will accelerate immediately regardless of a Qualifying Termination if the acquirer does not assume the restricted stock unit awards. If the acquirer assumes the restricted stock unit awards, restricted stock units will continue to vest according to their original vesting schedules; provided that vesting will subsequently accelerate upon a Qualifying Termination within 24 months after the change in control, and unvested restricted stock units would be forfeited upon any other termination (unless otherwise specified by the terms of an employment agreement). With respect to performance share units, in the event of a Qualifying Termination, performance shares units will be converted to time-based restricted stock units at the change in control assuming achievement of 100% the performance targets. Such restricted stock units will have the same terms of the restricted stock units granted pursuant to the 2013 LTIP and will be deemed to have been granted as of March 4, 2013.

2013 Stock Appreciation Rights Plan

Pursuant to the Amerita’s SAR Plan, Mr. Glynn is eligible to receive stock appreciation rights based on, including without limitation, the achievement of specified performance goals or objectives established with respect to one or more performance criteria. In 2013, Mr. Glynn received 19,412 SARs that will vest three years after the grant date, at which point he will have two years to exercise such fully vested shares. Upon exercise, Amerita will pay the holder of the SARs an amount, in cash, determined by multiplying: (a) the excess of the fair market value of a share of Amerita common stock on the date of exercise of the SAR over the base value of such SAR, which shall not be less than 100% of the fair market value of the common stock on the date of grant, by (b) the number of shares as to which such SAR is exercised.

If Amerita experiences a change in control, the vesting of all of Mr. Glynn’s SARs outstanding under the SAR Plan will accelerate, effective as of immediately prior to the change in control. However, in the event of a change in control, those SARs assumed by a successor entity on terms comparable to existing SAR Plan features, will not accelerate.

Additional provisions of the 2013 incentive programs are set forth in the Compensation Discussion and Analysis.

Outstanding Equity Awards at December 31, 2013

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executives as of December 31, 2013.

	Option Awards					Stock Awards
						Restricted Stock Units (6)		Performance Share Units
			Equity							Equity Incentive
			Incentive Plan					Equity Incentive		Plan Awards:
			Awards:					Plan Awards:		Market or
	Number of Securities Underlying Unexercised Options (1)		Number of			Number of		Number of		Payout Value of
			Securities			Shares or	Market Value	Unearned		Unearned
			Underlying			Units of	of Shares or	Shares, Units or		Shares, Units or
			Unexercised	Option	Option	Stock That	Units of Stock	Other Rights		Other Rights
	Exerc-	Unexerc-	Unearned	Exercise	Expiration	Have Not	That Have Not	That Have Not		That Have Not
Name	isable	isable (2)	Options	Price	Date	Vested	Vested	Vested (#)		Vested ($)
Gregory Weishar
2008 LTI Grant	85,500	—	—	$15.10	3/10/2015	—	$—	—		$—
2009 LTI Grant	166,664	—	—	$14.89	3/3/2016	—	$—	—		$—
2010 LTI Grant	116,887	38,959	—	$18.48	3/16/2017	—	$—	—		$—
2011 LTI Grant	91,401	91,401	—	$10.84	3/25/2018	20,180	$433,870	51,892		$1,115,678
2012 LTI Grant	—	—	—	$—	—	56,372	$1,211,998	56,372	(4)	$1,211,998
2013 LTI Grant	—	—	—	$—	—	66,377	$1,427,106	66,377	(5)	$1,427,106
David Froesel
2013 LTI Grant	—	—	—	$—	—	60,000	$1,290,000	—		$—
Jim Glynn
2013 SAR Grant (7)	—	19,412	—	$—	—	—	$—	—		$—
Robert McKay
2008 LTI Grant	19,800	—	—	$15.10	3/10/2015	—	$—	—		$—
2009 LTI Grant	37,912	—	—	$14.89	3/3/2016	—	$—	—		$—
2010 LTI Grant	21,270	7,090	—	$18.48	3/16/2017	—	$—	—		$—
2011 STI Grant	—	—	—	$—	—	2,343	$50,375	—		$—
2011 LTI Grant	16,364	16,365	—	$10.84	3/25/2018	3,613	$77,680	9,291		$199,757
2012 LTI Grant	—	—	—	$—	—	9,686	$208,249	9,686	(4)	$208,249
2013 LTI Grant	—	—	—	$—	—	11,405	$245,208	11,405	(5)	$245,208
Thomas Caneris
2008 LTI Grant	21,400	—	—	$15.10	3/10/2015	—	$—	—		$—
2009 LTI Grant	40,791	—	—	$14.89	3/3/2016	—	$—	—		$—
2010 LTI Grant	25,174	8,391	—	$18.48	3/16/2017	—	$—	—		$—
2011 STI Grant	—	—	—	$—	—	2,746	$59,039	—		$—
2011 LTI Grant	19,176	19,176	—	$10.84	3/25/2018	4,234	$91,031	10,887		$234,071
2012 LTI Grant	—	—	—	$—	—	12,758	$274,297	12,758	(4)	$274,297
2013 LTI Grant	—	—	—	$—	—	15,023	$322,995	15,023	(5)	$322,995
Berard Tomassetti
2010 LTI Grant	—	2,568	—	$18.48	3/16/2017	—	$—	—		$—
2011 LTI Grant	—	5,928	—	$10.84	3/25/2018	1,309	$28,144	3,365		$72,348
2012 LTI Grant	—	—	—	$—	—	3,637	$78,196	3,637	(4)	$78,195
2013 LTI Grant	—	—	—	$—	—	4,368	$93,912	4,368	(5)	$93,912
Michael Culotta	—	—	—	$—	—	—	$—	—		$—

(1)	All options are to purchase shares of the Company’s common stock.

(2)	The unvested options held by the following Named Executives, excluding Mr. Culotta, as of December 31, 2013 will vest as follows:

Unvested Options
Vesting Date	Mr. Weishar	Mr. Froesel	Mr. Glynn	Mr. McKay	Mr. Caneris	Mr. Tomassetti
3/16/2014	38,959	—	—	7,090	8,391	2,568
3/25/2014	45,700	—	—	8,182	9,588	2,964
3/25/2015	45,701	—	—	8,183	9,588	2,964

(3)	In February 2014, the Company determined that the adjusted EBITDA amount was achieved under the 2011 long-term incentive program. Therefore, a payout of performance share units was earned by the Named Executive, except for Mr. Culotta, as set forth below. Mr. Froesel and Mr. Glynn were not employed by the Company in 2011 and, therefore, did not receive a grant under the 2011 long-term incentive program.

	Grant Year	Performance Period Measurement Date	Performance Share Units Granted at Target	Market Value at Grant Date of Target Awards	Performance Share Units Earned	Market Value at Vest Date of Earned Awards
Gregory Weishar	2011	12/31/2013	51,892	$562,509	90,811	$2,248,480
Robert McKay	2011	12/31/2013	9,291	$100,714	16,259	$402,573
Thomas Caneris	2011	12/31/2013	10,887	$118,015	19,052	$471,728
Berard Tomassetti	2011	12/31/2013	3,365	$36,477	5,889	$145,812

(4)	The unearned shares of performance share units held by Mr. Weishar, Mr. McKay, Mr. Caneris, and Mr. Tomassetti will be earned on December 31, 2014 upon achievement of certain performance targets, provided that Mr. McKay, Mr. Caneris, and Mr. Tomassetti are respectively employed with the Company on the payout date in 2015.

(5)	The unearned shares of performance share units held by Mr. Weishar, Mr. McKay, Mr. Caneris, and Mr. Tomassetti will be earned on December 31, 2015 upon achievement of certain performance targets, provided that Mr. McKay, Mr. Caneris, and Mr. Tomassetti are respectively employed with the Company on the payout date in 2016.

(6)	Pursuant to the Omnibus Incentive Plan all Restricted Stock Units were granted so that each grant vests ratably over a three year period.

(7)	Mr. Glynn received his long-term incentive through the Amerita, Inc. 2013 Stock Appreciation Rights Plan (the “SAR Plan”). He did not receive a grant under the 2013 long-term incentive opportunity. Mr. Glynn’s SARs will vest three years after the grant date, at which point he will have two years to exercise such fully vested SARs.

Option Exercises and Stock Vested in 2013

The following table sets forth information regarding each exercise of stock options and all vesting of stock during the year ended December 31, 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gregory Weishar	300,553	$1,400,577	70,583	$1,027,618
David Froesel	—	$—	—	$—
Jim Glynn	—	$—	—	$—
Robert McKay	62,661	$292,000	17,898	$260,430
Thomas Caneris	67,481	$236,184	21,734	$316,560
Berard Tomassetti	40,404	$164,259	4,850	$70,585
Michael Culotta	36,088	$118,008	43,014	$619,641

Non-Qualified Deferred Compensation Table—Fiscal Year 2013

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Gregory Weishar	$794,770	$—	$983,441	$—	$4,794,704
David Froesel	$—	$—	$—	$—	$—
Jim Glynn	$—	$—	$—	$—	$—
Robert McKay	$—	$—	$—	$—	$—
Thomas Caneris	$—	$—	$5	$—	$51,710
Berard Tomassetti	$—	$—	$10,683	$—	$44,165

(1)	The amounts in this column are Named Executive elective deferrals representing the deferred portion of base salary otherwise payable in 2013 and reported as compensation in the Summary Compensation Table.

The Company maintains the PharMerica Corporation Deferred Compensation Plan (the “DCP”) for certain management and highly compensated employees, including our Named Executives, whose base earnings are in excess of the qualified plan limit under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, for such year in which the deferral will take place. A participant in the DCP may elect to defer up to 50% of such participant’s annual base salary and up to 100% of such participant’s annual short-term incentive program cash bonus into the DCP during each plan year. In addition, the Company may, in its sole discretion, make discretionary contributions to a participant’s account. Any additional amounts contributed by the Company to a participant’s account will fully vest on the fourth anniversary of December 31 of the year in which the contribution was credited to the participant’s account.

Deferred amounts are recorded in the participant’s account in the form of bookkeeping entries only and will be adjusted for gains and losses based on investment elections made by the participant. Amounts credited to a participant’s account (whether pursuant to a deferral by the participant or a contribution made by the Company) will increase or decrease in value based on the investment fund selected by the participant in his Deferral Election Agreement. A Named Executive can select to “invest” his deferred amounts in the same general investments offered under the PharMerica Corporation 401(k) Retirement Savings Plan. The Named Executives may change their investment elections at any time. Participant balances are unfunded and the participants would be unsecured creditors of PharMerica if the Company became insolvent or otherwise unable to pay the balances to the participant.

A participant under the DCP is generally entitled to a distribution from such participant’s account upon (i) the participant’s termination of employment, (ii) the date specified by the participant in the Deferral Election Agreement, not to be any sooner than five years from the end of the year in which the amounts are earned, (iii) the participant’s death or disability, or (iv) the occurrence of an unforeseen financial emergency (but only to the extent such distribution is necessary to relieve the unforeseen financial emergency). Upon termination of his employment, a participant will receive 100% of such participant’s account balance, payable in a lump-sum or in ten equal annual installments as selected by the participant when the participant initially enters the DCP. In the event a participant’s employment is terminated, such participant will receive 100% of his or her account balance, payable in a lump-sum if the account balance is $25,000 or less. In the event a participant dies before retirement or a termination of employment, such participant’s beneficiary will receive 100% of the participant’s account balance in accordance with the participant’s distribution election.

Potential Payments upon Termination or Change-in-Control

The Employment Agreements of the Named Executives require the Company to provide compensation to our Named Executives in the event of certain terminations of employment or a change in control of the Company. The employment agreements we entered into with our Named Executives define “cause,” “good reason” and “change in control” for purposes of determining payments upon termination of employment or a change in control of the Company. Please refer to “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for the definitions of these terms and additional details on the severance and change-in-control provisions that affect our Named Executives.

The estimated payments and benefits that would be provided to each Named Executive as a result of a termination (i) without cause or good reason, (ii) with cause or without good reason, (iii) upon a change in control, (iv) upon death or disability, or (v) due to non-renewal of the employment agreement are set forth in the table below. Calculations for this table are based on the assumption that the termination took place on December 31, 2013, the individual was employed for the full year of fiscal 2013, and the individual did not retire from the Company after age 62 with five years of service. The amounts in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. For a description of the payments to Mr. Culotta in connection with his termination, please refer to “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Separation Agreement with Mr. Culotta”.

Gregory Weishar
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason (1)	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability (2)	Termination Due to Non- Renewal of Employment Agreement (3)	Termination by Company Without Cause or for Good Reason under Employment Agreement (8)
Severance	$3,786,777	$—	$—	$—	$5,680,166
Pro-Rata Bonus	$1,051,883	$—	$1,051,883	$—	$1,051,883
Stock Options—Accelerated Vesting (4)	$117,656	$—	$117,656	$117,656	$117,656
Restricted Stock—Accelerated Vesting (4)	$3,072,974	$—	$3,072,974	$2,597,272	$3,072,974
Performance Shares—Accelerated Vesting (4)	$3,754,782	$—	$2,399,379	$2,327,676	$3,754,782
Outplacement Services	$—	$—	$—	$—	$—
Health & Welfare Benefits	$35,371	$—	$15,391	$—	$35,371
Excise Tax Gross Up	$—	$—	$—	$—	$—

Totals	$11,819,443	$—	$6,657,283	$5,042,604	$13,712,832

David Froesel
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability (6)	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement (8)
Severance	$735,009	$—	$—	$—	$735,009
Pro-Rata Bonus	$392,005	$—	$—	$—	$392,005
Stock Options—Accelerated Vesting (4)	$—	$—	$—	$—	$—
Restricted Stock—Accelerated Vesting (4)	$179,167	$—	$1,290,000	$—	$1,290,000
Performance Shares—Accelerated Vesting (4)	$—	$—	$—	$—	$—
Outplacement Services	$6,000	$—	$—	$—	$6,000
Health & Welfare Benefits	$37,057	$—	$—	$—	$37,057
Excise Tax Gross Up	$—	$—	$—	$—	$—

Totals	$1,349,238	$—	$1,290,000	$—	$2,460,071

Jim Glynn
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability (6)	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement
Severance	$494,583	$—	$—	$—	$494,583
Pro-Rata Bonus	$137,500	$—	$—	$—	$137,500
Stock Options—Accelerated Vesting (4)	$6,212	$—	$—	$—	$6,212
Restricted Stock—Accelerated Vesting (4)	$—	$—	$—	$—	$—
Performance Shares—Accelerated Vesting (4)	$—	$—	$—	$—	$—
Outplacement Services	$—	$—	$—	$—	$—
Health & Welfare Benefits	$19,813	$—	$—	$—	$19,813
Excise Tax Gross Up	$—	$—	$—	$—	$—

Totals	$658,108	$—	$—	$—	$658,108

Robert McKay
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason (1)	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability (6)	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement (5), (7)
Severance	$589,376	$—	$—	$—	$214,250
Pro-Rata Bonus	$192,092	$—	$—	$—	$192,092
Stock Options—Accelerated Vesting (4)	$195,857	$—	$195,857	$—	$195,857
Restricted Stock—Accelerated Vesting (4)	$581,511	$—	$581,511	$—	$581,511
Performance Shares—Accelerated Vesting (4)	$—	$—	$420,325	$—	$653,213
Outplacement Services	$6,000	$—	$—	$—	$6,000
Health & Welfare Benefits	$38,011	$—	$—	$—	$38,011
Excise Tax Gross Up	$—	$—	$—	$—	$—

Totals	$1,602,847	$—	$1,197,693	$—	$1,880,934

Thomas Caneris
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability (6)	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement (9)
Severance	$651,688	$—	$—	$—	$651,688
Pro-Rata Bonus	$225,098	$—	$—	$—	$225,098
Stock Options—Accelerated Vesting (4)	$—	$—	$229,758	$—	$229,758
Restricted Stock—Accelerated Vesting (4)	$404,173	$—	$747,369	$—	$747,369
Performance Shares—Accelerated Vesting (4)	$—	$—	$524,600	$—	$831,362
Outplacement Services	$6,000	$—	$—	$—	$6,000
Health & Welfare Benefits	$38,011	$—	$—	$—	$38,011
Excise Tax Gross Up	$—	$—	$—	$—	$806,721

Totals	$1,324,970	$—	$1,501,727	$—	$3,536,007

Berard Tomassetti
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability (6)	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement
Severance	$215,072	$—	$—	$—	$215,072
Pro-Rata Bonus	$—	$—	$—	$—	$—
Stock Options—Accelerated Vesting (4)	$—	$—	$70,938	$—	$70,938
Restricted Stock—Accelerated Vesting (4)	$101,841	$—	$200,251	$—	$200,251
Performance Shares—Accelerated Vesting (4)	$—	$—	$155,782	$—	$244,455
Outplacement Services	$—	$—	$—	$—	$—
Health & Welfare Benefits	$—	$—	$—	$—	$—
Excise Tax Gross Up	$—	$—	$—	$—	$—

Totals	$316,913	$—	$426,971	$—	$730,716

Michael Culotta (10)
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability (6)	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement (5)
Severance	$673,421	$—	$—	$—	$—
Pro-Rata Bonus	$100,367	$—	$—	$—	$—
Stock Options—Accelerated Vesting (4)	$—	$—	$—	$—	$—
Restricted Stock—Accelerated Vesting (4)	$—	$—	$—	$—	$—
Performance Shares—Accelerated Vesting (4)	$—	$—	$—	$—	$—
Outplacement Services	$6,000	$—	$—	$—	$—
Health & Welfare Benefits	$38,956	$—	$—	$—	$—
Excise Tax Gross Up	$—	$—	$—	$—	$—
Average Bonus for Most Recent 3 Years	$296,476	$—	$—	$—	$—

Totals	$1,115,220	$—	$—	$—	$—

(1)	If termination of employment is due to a termination by the Company without cause or for good reason by Mr. Weishar under his employment agreement, then all equity awards that would have become vested or exercisable on or before the third anniversary of the termination date, had his employment continued through such third anniversary, shall become fully vested and exercisable as of such termination date. If termination of employment is due to a termination by the Company without cause or for good reason by Mr. McKay under his employment agreement, then all equity awards that would have become vested or exercisable on or before the third anniversary of the termination date, had his employment continued through such third anniversary, shall become fully vested and exercisable as of such termination date.

(2)	If termination of employment is due to Mr. Weishar’s death or disability, under his employment agreement, then all equity awards that would have become vested or exercisable on or before the first anniversary of the termination date, had his employment continued through such first anniversary, shall become fully vested and exercisable as of such termination date. Under the individual equity award agreements, Stock Options and Restricted Stock Units fully vest and Performance Share Awards vest on a pro rata basis upon death or disability.

(3)	If termination of employment is due to Mr. Weishar’s delivery of written notice of non-renewal of his employment agreement, then all equity awards that would have become vested or exercisable on or before the first anniversary of the termination date, had his employment continued through such first anniversary, shall become fully vested and exercisable as of such termination date. If non-renewal is due to expiration of the term, then all awards that would have become vested or exercisable on or before the second anniversary of the termination date, had his employment continued through such second anniversary, shall become fully vested and exercisable as of such termination date. The above schedule shows accelerated vesting of awards that would otherwise vest upon the second anniversary of his assumed termination date.

(4)	Based on terms of applicable equity award agreements.

(5)	Represents severance payment subject to any cutback required under his employment agreement to avoid excess parachutes under Internal Revenue Code Section 280G.

(6)	Per employment agreement, accelerated vesting of equity awards occurs only upon death and not disability.

(7)	Immediately upon a change in control (with or without termination of Mr. McKay) all of Mr. McKay’s unvested equity awards shall have its vesting accelerated on the change of control date.

(8)	If the Company reasonably determines that (i) that benefits payable to the Executive pursuant to the employment agreement would subject the Executive to an excise tax under Internal Revenue Code Section 4999, and (ii) the net amount that the Executive would realize from such benefits on an after-tax basis would be greater if the benefits payable hereunder were limited, then the benefits payable thereunder shall be limited such that the Executive’s net payment received on after-tax basis is less than the amount at which the payment would be subjected to the excise tax under Section 4999 of the Code.

(9)	In the event that (i) the Company makes payments to the Executive under the employment agreement or under any other arrangement that is determined to constitute a potential parachute payment and (ii) the amount of such potential parachute payment is 10% or more of the Executive’s 280G safe harbor threshold, the Company shall pay a gross up payment to the Executive. The gross up payment shall be equal to the excise tax imposed under Internal Revenue Code 4999 on excess parachute payments plus an amount to cover all additional income taxes and excise taxes on such payments plus an amount to cover all additional income taxes and excise taxes on such payment (and assuming all federal, state and other income taxes are imposed at the highest marginal rate). If the Executive’s potential parachute payment is less than 10% of the Executive’s 280G safe harbor threshold, then Executive’s severance payment is subject to any cutback required under his employment agreement to avoid excess parachutes under Internal Revenue Code Section 280G.

(10)	These amounts represent the actual amounts paid to Mr. Culotta in connection the termination of Mr. Culotta’s employment on April 12, 2013 and the terms of his Separation of Employment and General Release dated April 22, 2013.

Compensation Policies and Practices as they Relate to Risk Management

In 2013, the Compensation Committee evaluated the Company’s compensation policies and practices as they related to risk management practices and risk-taking initiatives. As part of the evaluation, the Committee consider factors, including, but not limited to, (i) the allocation of compensation among base salary and short and long-term compensation target opportunities, (ii) the significant weighting of compensation towards long-term incentive compensation, (iii) the Company’s practice of using Company-wide metrics, (iv) the mix of equity award instruments used under the Company’s long-term incentive program that includes full value awards, and (v) the multi-year vesting of the Company’s equity awards and its share ownership guidelines. In connection with its evaluation, it hired the Company’s compensation consultant, Frederic W. Cook & Co., to prepare an assessment of the Company’s executive compensation program and management assessed the Company’s non-executive incentive compensation programs to determine if any practices might encourage excessive risk taking on the part of our officers and employees. Based on this evaluation, the Compensation Committee believes that the Company’s overall compensation practices and approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, properly accounts for the time horizon of risk, discourages short-term risk taking, and encourages decision-making that is in the best long-term interests of the Company and its stockholders as a whole.

Equity Compensation Plan Information

The following table sets forth equity compensation plan information as of December 31, 2013:

Number of securities remaining
available for future issuance
	Number of securities to be issued		Weighted-average exercise		under equity compensation plans
	upon exercise of outstanding		price of outstanding options,		(excluding securities reflected in
Plan Category	options, warrants and rights		warrants and rights		column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	2,386,247	(1)	$14.63	(2)	3,170,983	(3)

(1)	Includes the following: 1,289,573 shares of common stock to be issued upon exercise of outstanding stock options granted under the Omnibus Incentive Plan; 470,349 shares of common stock to be issued upon vesting of performance share units under the Omnibus Incentive Plan; 7,831 shares of common stock to be issued upon vesting of restricted stock awards under the Omnibus Incentive Plan; and 618,494 shares of common stock to be issued upon vesting of restricted stock units under the Omnibus Incentive Plan.

(2)	The weighted average exercise price in column (b) does not take into account the 1,096,674 shares of common stock that may be issued under restricted stock awards, performance share units and restricted stock units.

(3)	The 3,170,983 shares does not take into consideration the dilution of 1.65 shares of stock for any full-value award, including restricted stock awards, restricted stock units and performance share units at target. The number of shares remaining available for future issuance calculated under the fungible share pool would be 2,258,761.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transaction Policy

The Audit Committee reviews and approves in advance all related-party transactions and addresses any proposed conflicts of interest and any other transactions for which independent review is necessary or desirable to achieve the highest standards of corporate governance.

PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP, or KPMG, to serve as our independent registered public accounting firm for the 2014 fiscal year. The Audit Committee is satisfied with KPMG’s reputation in the auditing field, its personnel, its professional qualifications and its independence. KPMG served as our independent registered public accounting firm for 2010-2013. KPMG representatives will attend the Annual Meeting and respond to appropriate questions. Such representatives may make a statement at the Annual Meeting should they so desire.

Recommendation of Our Board of Directors

Our Board recommends a vote FOR the ratification of KPMG to serve as our independent registered public accounting firm for the 2014 fiscal year.

Required Vote

The affirmative vote of at least a majority of the votes of the shares of common stock present, in person or by proxy, at the Annual Meeting is required to approve the ratification of KPMG to serve as our independent registered public accounting firm for the 2014 fiscal year. Although it is not required to submit this proposal to the stockholders for approval, the Board believes it is desirable that an expression of stockholder opinion be solicited and presents the selection of the independent registered public accounting firm to the stockholders for ratification. Even if the selection of KPMG is ratified by the stockholders, the Audit Committee in its discretion could decide to terminate the engagement of KPMG and engage another firm if the committee determines that this is necessary or desirable.

Independent Registered Public Accounting Firm Fees

The Audit Committee of the Board of Directors has recommended to the Board the appointment of KPMG to audit the Company’s consolidated financial statements and internal control over financial reporting for fiscal 2014, subject to ratification by the stockholders at the Annual Meeting.

The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2012 and 2013 by its independent registered public accounting firm, KPMG LLP.

Description of Fees	2012	2013
Audit Fees (1)	$698,000	$800,000
Audit—Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$698,000	$800,000

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements. For the years ended December 31, 2012 and 2013, professional services provided by KPMG LLP were $698,000 and $800,000, respectively.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee’s charter provides that the Audit Committee will review, and approve in advance, in its sole discretion, all auditing services, internal control related services and permitted non-audit services, including fees and terms, to be performed for the Company by the independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(l)(B) of the Securities and Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate to sub-committees of one or more members of the Audit Committee its authority to pre-approve audit and permitted non-audit services, including internal control related services, provided that any such sub-committee pre-approvals are presented to the full Audit Committee at the next scheduled Audit Committee meeting. All audit and permitted non-audit services and all fees associated with such services performed by KPMG in fiscal 2013 were approved by the full Audit Committee consistent with the policy described above.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of the Company on behalf of the Board. Management is responsible for the Company’s financial reporting process including its system of internal control over financial reporting and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm and monitor and oversee the accounting and financial reporting processes of the Company, including the Company’s internal control over financial reporting and the audit of the consolidated financial statements of the Company.

During the course of 2013 and the first quarter of 2014, the Audit Committee regularly met and held discussions with management and the independent registered public accounting firm. In the discussions related to the Company’s consolidated financial statements for fiscal year 2013, management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements for fiscal year 2013.

In fulfilling its responsibilities, the Audit Committee discussed with the independent registered public accounting firm the matters that are required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent registered public accounting firm not related to the audit of the Company’s consolidated financial statements for fiscal year 2013 was compatible with maintaining the independent registered public accounting firm’s independence. The Audit Committee’s policy requires that the Audit Committee must approve any audit or permitted non-audit service proposed to be performed by its independent registered public accounting firm in advance of the performance of such service.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report and written disclosures of the independent registered public accounting firm provided to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements as of and for the year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for filing with the SEC. We also approved, subject to stockholder ratification, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The Audit Committee
Robert A. Oakley, Ph.D., Chairman W. Robert Dahl, Jr. Marjorie W. Dorr

PROPOSAL 3 ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAME EXECUTIVE OFFICERS (“SAY ON PAY”)

Background of the Proposal

The Dodd-Frank Act requires all public companies, beginning with their stockholder meetings on or after January 21, 2011, to hold a separate non-binding advisory stockholder vote to approve the compensation of executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on Say on Pay at the Annual Meeting.

Say on Pay Proposal

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program is primarily structured to be competitive within the institutional pharmacy industry and focus our executives on profitability, achieving cost savings and providing quality services to our customers and to provide transparency to both our employees and stockholders. The Compensation Committee has adopted a compensation strategy in which total direct compensation is generally targeted at the 40th percentile and is expected to be achieved through a combination of below median base salary and median to above-median annual and long-term incentive opportunities. The Board of Directors believes that our compensation program for our executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the executive officers. We urge you to read the “Executive Compensation” section of this proxy statement for details on the Company’s executive compensation programs.

The Say on Pay proposal is set forth in the following resolution:

“RESOLVED, that the compensation paid to PharMerica Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote on this proposal is advisory, it will not be binding on the Board of Directors, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of Our Board of Directors

Our Board recommends a vote FOR the Say on Pay proposal.

Required Vote

The affirmative vote of at least a majority of the votes of the shares of common stock present, in person or by proxy, at the Annual Meeting is required to approve the Say on Pay proposal. Because the vote on the Say on Pay proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering future executive compensation arrangements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors, Management, and Owners of More Than 5% of the Company’s Stock

Listed below are the outstanding shares of the Company’s common stock beneficially owned as of April 21, 2014 by (i) the Named Executives, (ii) the Company’s directors; (iii) the Company’s directors and executive officers as a group, and (iv) each person or entity that we know (based on filings of Schedules 13D and 13G with the SEC) to be the beneficial owner of more than 5% of any class of our voting securities. Unless otherwise indicated below, the address of these parties is 1901 Campus Place, Louisville, Kentucky 40299. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons listed in the table have sole investment and voting power with respect to all Company securities owned by them.

As of April 21, 2014, there were 29,992,221 shares of the Company’s common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock and restricted stock units, options, warrants and convertible securities that will vest or are currently exercisable or convertible within 60 days of April 21, 2014 into shares of our common stock are deemed to be outstanding and to be beneficially owned by the person holding the restricted stock units, options, warrants or convertible securities for the purpose of computing the percentage ownership of the person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executives, Directors and Nominees
Gregory Weishar (1)(3)	1,131,168	3.77%
Thomas Caneris (1)	153,467	*
Robert McKay (1)(3)	108,684	*
Berard E. Tomassetti (1)	7,322	*
David W. Froesel, Jr. (2)	—	*
Jim Glynn	—	*
Michael Culotta	—	*
Geoffrey Meyers (1)(2)	59,746	*
Thomas Mac Mahon (2)(3)	52,115	*
Robert Oakley, Ph.D. (1)(2)(3)	50,960	*
Marjorie Dorr (1)(2)	47,656	*
W. Robert Dahl, Jr. (1)(2)	44,778	*
Frank Collins, Esq. (2)	40,115	*
Thomas Gerrity, Ph.D. (2)	40,115	*
Patrick LePore (2)	11,556	*
All directors, nominees and executive officers of the Corporation as a group (16 Persons)	1,782,412	5.94%
Other Security Holders with More Than 5% Ownership
BlackRock, Inc. (4)	2,927,081	9.76%
Heartland Advisors, Inc. (5)	2,535,172	8.45%
Dimensional Fund Advisors LP (6)	1,883,958	6.28%
LSV Asset Management (7)	1,624,694	5.42%

(1)	Includes for the following persons shares of the Company’s common stock which may be acquired pursuant to the exercise of vested stock options: Mr. Weishar—545,100, Mr. Caneris—103,120, Mr. McKay—52,906, Mr. Tomassetti—5,532, Mr. Oakley—13,600, Mr. Dahl, Jr.—9,568, Mrs. Dorr—13,831, Mr. Meyers—29,268.

(2)	Includes voting rights over restricted stock as follows: Mr. Collins—5,556, Mr. Gerrity—5,556, Mr. Mac Mahon—5,556, Mr. Oakley—5,556, Mr. Dahl—35,210 Ms. Dorr—27,379, Mr. Meyers—22,486, and Mr. LePore—5,556. Does not include restricted stock units that will vest following a date that is 60 days following April 21, 2014.

(3)	Includes for the following persons shares of the Company’s common stock which they own through their own investment: Mr. Weishar—183,746, Mr. McKay—7,000, Mr. Mac Mahon—12,000, and Mr. Oakley—3,000.

(4)	The shares included in the table are based solely on the Schedule 13G/A filed with the SEC on January 31, 2014, in which BlackRock, Inc. states that it has sole voting and dispositive power over 2,832,130 shares of the Company’s common stock and sole dispositive power 2,927,081 of the Company’s common stock. Its business address is 40 East 52nd Street New York, NY 10022.

(5)	The shares included in the table are based solely on the Schedule 13G/A filed with the SEC on February 6, 2014, in which Heartland Advisors, Inc., an investment adviser registered with the SEC, states that by virtue of its investment discretion and voting authority granted by certain clients, it beneficially owns on behalf of others and shares voting and dispositive power over 2,535,172 shares of the Company’s common stock as follows: The Heartland Value Plus Fund, a series of the Heartland Group, Inc., a registered investment company, owns 2,228,091 shares of the Company’s various other accounts managed by Heartland Advisors, Inc. on a discretionary basis. Its business address is 789 North Water Street, Milwaukee, WI 53202.

(6)	The shares included in the table are based solely on the Schedule 13G filed with the SEC on February 10, 2014, in which Dimensional Fund Advisors LP states that it has sole dispositive power over 1,883,958 shares of the Company’s common stock and sole voting power over 1,816,784 shares of the Company’s common stock. Its business address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(7)	The shares included in the table are based solely on the Schedule 13G filed with the SEC on February 10, 2014, in which LSV Asset Management states that it has sole voting power over 628,994 shares of the Company’s common stock and sole dispositive power over 1,624,694 shares of the Company’s common stock. Its business address is 155 N. Wacker Drive, Suite 4600 Chicago, Il 60606

GENERAL INFORMATION

Other Matters. As of the date of this Proxy Statement, the Company did not know of any other matter that will be presented for consideration at the Annual Meeting. However, if any other matter should come before the Annual Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

Multiple Stockholders Sharing the Same Address. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company will deliver a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to Corporate Secretary, 1901 Campus Place, Louisville, Kentucky 40299 or by contacting the Corporate Secretary at (502) 627-7000.

Stockholder Proposals for 2015 Annual Meeting

Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for presentation at the 2015 Annual Meeting of Stockholders must be in writing and received by the Corporate Secretary of the Company not later than December 31, 2014.

Under our By-laws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2015 Annual Meeting of Stockholders:

•	not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which will be June 17, 2015); or

•	if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

We must receive notice of your intention to introduce a nomination or other item of business at that meeting not earlier than February 17, 2015 and not later than March 19, 2015. If we do not receive notice during that period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

Notice of a proposed item of business must include:

•	the name and address of the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made, as they appear on the Company’s books;

•	the class and number of shares of the Company which are owned of record by such stockholder and beneficially by such beneficial owner;

•	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•	a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Notice of a director nomination must include (as to each person whom the stockholder proposes to nominate for election or reelection as a director):

•	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor provisions, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•	a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board, in accordance with the Company’s By-Laws.

Notice of a proposed item of business must include:

•	a brief description of the business desired to be brought before the meeting;

•	the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Company, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Expenses of Solicitation. Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by our directors, officers and regular employees. The entire cost of solicitation will be borne by the Company.

By Order of the Board of Directors,

GREGORY S. WEISHAR Chief Executive Officer

Louisville, Kentucky

April 30, 2014

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Gregory S. Weishar 02 W. Robert Dahl, Jr. 03 Frank E. Collins, Esq. 04 Thomas P. Mac Mahon 05 Marjorie W. Dorr
06	Thomas P. Gerrity, Ph.D 07 Robert A. Oakley, Ph.D. 08 Geoffrey G. Meyers 09 Patrick G. LePore
The Board of Directors recommends you vote FOR proposals 2 and 3:							For	Against	Abstain
2	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.						☐	☐	☐
3	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.						☐	☐	☐
NOTE: IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
For address change/comments, mark here. (see reverse for instructions)					☐
Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date		JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

PHARMERICA CORPORATION 1901 Campus Place Louisville, Kentucky 40299 PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE 2014 ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS.

The undersigned stockholder acknowledges receipt of this Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby appoints Gregory S. Weishar and Thomas A. Caneris, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of PharMerica Corporation (the “Company”) at the Annual Meeting of Stockholders to be held at The Marriott Louisville, 280 West Jefferson Street, Louisville, Kentucky 40202, at 9:00 a.m. local time, and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side